UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Sec. 240.14a-12

READING INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required

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READING INTERNATIONAL, INC.
5995 Sepulveda Boulevard, Suite 300
Culver City, California 90230

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESday, november 7, 2017

TO THE STOCKHOLDERS:

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Reading International, Inc., a Nevada corporation, will be held at the Courtyard by Marriott Los Angeles Westside, located at 6333 Bristol Parkway, Culver City, California 90230, on Tuesday, November 7, 2017, at 11:00 a.m., Local Time, for the following purposes:

1.	To elect eight Directors to serve until the Company’s 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
2.	To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers;
3.	To recommend, by non-binding, advisory vote, the frequency of votes on executive compensation;
4.	To approve an amendment to increase the number of shares of common stock issuable under our 2010 Stock Incentive Plan from 302,540 shares back up to its original reserve of 1,250,000 shares; and
5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

A copy of our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2016 are enclosed (the “Annual Report”).  Only holders of record of our Class B Voting Common Stock at the close of business on September 21, 2017, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Whether or not you plan on attending the Annual Meeting, we ask that you take the time to vote by following the Internet or telephone voting instructions provided on the enclosed proxy card or by completing and mailing the proxy card as promptly as possible.  We have enclosed a self-addressed, postage-paid envelope for your convenience.  If you later decide to attend the Annual Meeting, you may vote your shares even if you have already submitted a proxy card.

By Order of the Board of Directors,

Ellen M. Cotter
Chair of the Board

October 13, 2017

READING INTERNATIONAL, INC.
5995 Sepulveda Boulevard, Suite 300
Culver City, California 90230

PROXY STATEMENT

Annual Meeting of Stockholders
Tuesday, November 7, 2017

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Reading International, Inc. (the “Company,” “Reading,” “we,” “us,” or “our”) of proxies for use at our 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, November 7, 2017, at 11:00 a.m., local time, at the Courtyard by Marriott Los Angeles Westside, located at 6333 Bristol Parkway, Culver City, California 90230, and at any adjournment or postponement thereof.  This Proxy Statement and form of proxy are first being sent or given to stockholders on or about October 13, 2017.

At our Annual Meeting, you will be asked to (1) elect eight Directors to our Board of Directors (the “Board”) to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (2) approve, on a non-binding, advisory basis, the executive compensation of our named executive officers; (3) recommend, by non-binding, advisory vote, the frequency of votes on executive compensation; (4) approve an amendment to increase the number of shares of common stock issuable under our 2010 Stock Incentive Plan from 302,540 shares back up to its original reserve of 1,250,000 shares; and (5) act on any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Ellen M. Cotter and Margaret Cotter, Co-Executors of their father’s (James J. Cotter, Sr.) estate (the “Cotter Estate”) and Co-Trustees of a trust (the “Cotter Trust”) established for the benefit of his heirs, together, have sole or shared voting control over an aggregate of 1,123,888 shares or 66.9% of our Class B Stock, which is the only class of our common stock with voting power.  Ellen M. Cotter and Margaret Cotter have informed our Board that their brother, James, J. Cotter, Jr. (“Mr. Cotter, Jr.”), is taking the position that under the trust document currently governing the Cotter Trust, they are obligated to vote to elect him to our Board, even though he has not been nominated by our Board.   As previously disclosed in our Company’s Report on Form 8-K dated September 6, 2017, the California Superior Court has tentatively ruled that the amendment to the Cotter Trust (the “2014 Amendment”), which included certain language relating to the appointment of Ellen M. Cotter, Margaret Cotter and Mr. Cotter, Jr., to our Board, is invalid.   However, that ruling is at this point in time only tentative and not binding on the parties or the Superior Court.   Accordingly, Ellen M. Cotter and Margaret Cotter have advised our Board that, unless further action is taken by the Superior Court regarding their obligations under the 2014 Amendment, they currently intend to present at the Annual Meeting two stockholder proposals, the first, to amend our Company’s Bylaws to increase the number of directors to nine (9) directors, and, the second, to elect Director Mr. Cotter, Jr. as a director of the Company.

The Board understands that Ellen M. Cotter and Margaret Cotter have separate obligations as Co-Executors of the Cotter Estate and Co-Trustees of the Cotter Trust.   The above-referenced stockholder proposals that Ellen M. Cotter and Margaret Cotter currently intend to take solely in such roles do not diminish the Board’s continuing support of them in their director and executive officer capacities.

As of September 21, 2017, the record date for the Annual Meeting (the “Record Date”), there were 1,680,590 shares of our Class B Voting Common Stock (“Class B Stock”) outstanding.

When proxies are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon.

ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

This Proxy Statement is being sent to all of our stockholders of record as of the close of business on September 21, 2017, by Reading’s Board to solicit the proxy of holders of our Class B Stock to be voted at Reading’s 2017 Annual Meeting, which will be held on Tuesday, November 7, 2017, at 11:00 a.m. local time, at the Courtyard by Marriott Los Angeles Westside, located at 6333 Bristol Parkway, Culver City, California 90230.

What items of business will be voted on at the Annual Meeting?

There are four items of business scheduled to be voted on at the 2017 Annual Meeting:

•	PROPOSAL 1: Election of eight Directors to the Board (the “Election of Directors”);
•	PROPOSAL 2: To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers (the “Executive Compensation Proposal”);
•	PROPOSAL 3: To recommend, by non-binding, advisory vote, the frequency of votes on executive compensation (the “Executive Compensation Vote Frequency Proposal”); and
•

PROPOSAL 4:  To approve an amendment to increase the number of shares of common stock issuable our 2010 Stock Incentive Plan from 302,540 back up to its original reserve of 1,250,000 shares (the “Plan Amendment Proposal”).

We will also consider any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof, including approving any such adjournment, if necessary.

Ellen M. Cotter and Margaret Cotter have advised our Board of Directors that they currently intend to present at the meeting two stockholder proposals, one, to amend our Company’s Bylaws to increase the number of directors to nine (9) directors, and, the second, to nominate Director James J. Cotter, Jr. as a director of the Company to fill the resulting vacancy.  Due to the fact that Ellen M. Cotter and Margaret Cotter control 66.9% of our Company’s Class B Stock in their capacities as Co-Executors of the Cotter Estate and as Co-Trustees of the Cotter Trust, they have sufficient voting power to pass their proposals without the support of any other holder of our Class B. Stock.  The Board's recommendation for the election of its nominees is not changed as a result of the two stockholder proposals.

How does the Board of Directors recommend that I vote?

Our Board recommends that you vote:

•	On PROPOSAL 1: “FOR” the election of each of its nominees to the Board;
•	On PROPOSAL 2: “FOR” the Executive Compensation Proposal;
•	On PROPOSAL 3: “One Year” for the Executive Compensation Vote Frequency Proposal; and
•	On PROPOSAL 4: “FOR” the Plan Amendment Proposal.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting.  If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Am I eligible to vote?

You may vote your shares of Class B Stock at the Annual Meeting if you were a holder of record of Class B Stock at the close of business on September 21, 2017.  Your shares of Class B Stock are entitled to one vote per share.  At that time, there were 1,680,590 shares of Class B Stock outstanding, and approximately 325 holders of record.  Each share of Class B Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What if I own Class A Nonvoting Common Stock?

If you do not own any Class B Stock, then you have received this Proxy Statement only for your information.  You and other holders of our Class A Nonvoting Common Stock (“Class A Stock”) have no voting rights with respect to the matters to be voted on at the Annual Meeting.

What should I do if I receive more than one copy of the proxy materials?

You may receive more than one copy of this Proxy Statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one copy of this Proxy Statement or more than one proxy card.

To vote all of your shares of Class B Stock by proxy card, you must either (i) complete, date, sign and return each proxy card and voting instruction card that you receive or (ii) vote over the Internet or by telephone the shares represented by each notice that you receive.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders of our Company hold their shares through a broker, bank or other nominee rather than directly in their own name.  As summarized below, there are some differences in how stockholders of record and beneficial owners are treated.

Stockholders of Record.  If your shares of Class B Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the proxy materials are being sent directly to you by Reading.  As the stockholder of record of Class B Stock, you have the right to vote in person at the meeting.  If you choose to do so, you can vote using the ballot provided at the Annual Meeting.  Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting.

Beneficial Owner.  If you hold your shares of Class B Stock through a broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares held in street name and the proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares.  As the beneficial owner, you are also invited to attend the Annual Meeting.  Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you obtain a proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.  You will need to contact your broker, trustee or nominee to obtain a proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

How do I vote?

Proxies are solicited to give all holders of our Class B Stock who are entitled to vote on the matters that come before the Annual Meeting the opportunity to vote their shares, whether or not they attend the Annual Meeting in person.  If you are a holder of record of shares of our Class B Stock, you have the right to vote in person at the Annual Meeting.  If you choose to do so, you can vote using the ballot provided at the Annual Meeting.  Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting.  You can vote by one of the following manners:

•

By Internet — Holders of record of our Class B Stock may submit proxies over the Internet by following the instructions on the proxy card.  Holders of our Class B Stock who are beneficial owners may vote by Internet by following the instructions on the voting instruction card sent to them by their bank, broker, trustee or nominee.  Proxies submitted by the Internet must be received by 11:59 p.m., local time, on November 6, 2017 (the day before the Annual Meeting).

•

By Telephone — Holders of record of our Class B Stock who live in the United States or Canada may submit proxies by telephone by calling the toll-free number on the proxy card and following the instructions.  Holders of record of our Class B Stock will need to have the control number that appears on their proxy card available when voting.  In addition, holders of our Class B Stock who are beneficial owners of shares living in the United States or Canada and who have received a voting instruction card by mail from their bank, broker, trustee or nominee may vote by phone by calling the number specified on the voting instruction card.  Those stockholders should check the voting instruction card for telephone voting availability.  Proxies submitted by telephone must be received by 11:59 p.m., local time, on November 6, 2017 (the day before the Annual Meeting).

•

By Mail — Holders of record of our Class B Stock who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope.  Holders of our Class B Stock who are beneficial owners who have received a voting instruction card from their bank, broker or nominee may return the voting instruction card by mail as set forth on the card.  Proxies submitted by mail must be received by the Inspector of Elections before the polls are closed at the Annual Meeting.

•

In Person — Holders of record of our Class B Stock may vote shares held in their name in person at the Annual Meeting.  You also may be represented by another person at the Annual Meeting by executing a proxy designating that person.  Shares of Class B Stock for which a stockholder is the beneficial owner, but not the stockholder of record, may be voted in person at the Annual Meeting only if such stockholder obtains a proxy from the bank, broker or nominee that holds the stockholder’s shares, indicating that the stockholder was the beneficial owner as of the record date and the number of shares for which the stockholder was the beneficial owner on the record date.

Holders of our Class B Stock are encouraged to vote their proxies by Internet, telephone or by completing, signing, dating and returning a proxy card or voting instruction card, but not by more than one method.  If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is timely received by the Inspector of Elections will be counted, and each previous vote will be disregarded.  If you vote in person at the Annual Meeting, you will revoke any prior proxy that you may have given.  You will need to bring a valid form of identification (such as a driver’s license or passport) to the Annual Meeting to vote shares held of record by you in person.

What if my shares are held of record by an entity such as a corporation, limited liability company, general partnership, limited partnership or trust (an “Entity”), or in the name of more than one person, or I am voting in a representative or fiduciary capacity?

Shares held of record by an Entity.  In order to vote shares on behalf of an Entity, you need to provide evidence (such as a sealed resolution) of your authority to vote such shares, unless you are listed as a record holder of such shares.

Shares held of record by a trust.  The trustee of a trust is entitled to vote the shares held by the trust, either by proxy or by attending and voting in person at the Annual Meeting.  If you are voting as a trustee, and are not identified as a record owner of the shares, then you must provide suitable evidence of your status as a trustee of the record trust owner.  If the record owner is a trust and there are multiple trustees, then if only one trustee votes, that trustee’s vote applies to all of the shares held of record by the trust.  If more than one trustee votes, the votes of the majority of the voting trustees apply to all of the shares held of record by the trust.  If more than one trustee votes and the votes are split evenly on any particular Proposal, each trustee may vote proportionally the shares held of record by the trust.

Shares held of record in the name of more than one person.  If only one individual votes, that individual’s vote applies to all of the shares so held of record.  If more than one person votes, the votes of the majority of the voting individuals apply to all of such shares.  If more than one individual votes and the votes are split evenly on any particular proposal, each individual may vote such shares proportionally.

How will my shares be voted if I do not give specific voting instructions?

If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or
•

Sign and send in your proxy card and do not indicate how you want to vote, then the proxyholders, S. Craig Tompkins and William D. Gould, will vote your shares in the manner recommended by our Board of Directors as follows: FOR each of the eight nominees for director named below under “Proposal 1: Election of Directors;” FOR the Executive Compensation Proposal; FOR “One Year” on the Executive Compensation Vote Frequency Proposal; FOR approval of the Plan Amendment Proposal, and in the discretion of our proxyholders on such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

What is a broker non-vote?

If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on any “non-routine” proposals included in this Proxy Statement, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal. Applicable rules permit brokers to vote shares held in street name on routine matters.  However, all matters contained in this Proxy Statement for submission to a vote of the stockholders are considered “non-routine.”  Therefore, broker non-votes will have no effect on the vote of the matters included for submission to the vote of the stockholders.

What routine matters will be voted on at the Annual Meeting?

All of the proposals contained in this Proxy Statement are considered non-routine matters. Please instruct your bank or broker so your vote can be counted.

How “withhold authority” and abstain and broker non-votes are counted?

Proxies that are voted to “withhold authority,” abstain or for which there is a broker non-vote are included in determining whether a quorum is present.   If “withhold authority” or abstain is selected on a matter to be voted on under which approval by a majority of the votes cast by the stockholders entitled to vote present in person or represented by proxy is required  (specifically, Proposal 2: the Executive Compensation Proposal, and Proposal 4: the Plan Amendment Proposal), such a selection would not have an effect on the vote, since a selection to “withhold authority” or abstain from casting a vote does not count as a vote cast on that matter.  Likewise broker non-votes will have no effect on the vote of the matters included for submission to the vote of the stockholders, since broker non-votes are not counted as a vote cast on that matter.

How can I change my vote after I submit a proxy?

If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after it has been submitted:

•

First, you may send a written notice to Reading International, Inc., postage or other delivery charges pre-paid, 5995 Sepulveda Boulevard, Suite 300, Culver City, CA, 90230, c/o Secretary of the Annual Meeting, stating that you revoke your proxy.  To be effective, the Inspector of Elections must receive your written notice prior to the closing of the polls at the Annual Meeting.

•	Second, you may complete and submit a new proxy in one of the manners described above under the caption, “How do I vote?” Any earlier proxies will be revoked automatically.
•	Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

How will we solicit proxies and who will pay the costs?

We will pay the costs of the solicitation of proxies.  We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions.  In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, at our corporate offices, 5995 Sepulveda Boulevard, Suite 300, Culver City, CA 90230 between the hours of 9:00 a.m. and 5:00 p.m., local time, for any purpose relevant to the Annual Meeting.  To arrange to view this list during the times specified above, please contact the Secretary of the Annual Meeting at (213) 235-2240.

What constitutes a quorum?

The presence in person or by proxy of the holders of record of a majority of our outstanding shares of Class B Stock entitled to vote will constitute a quorum at the Annual Meeting.  Each share of our Class B Stock entitles the holder of record to one vote on all matters to come before the Annual Meeting.

How are votes counted and who will certify the results?

First Coast Results, Inc. will act as the independent Inspector of Elections and will count the votes, determine whether a quorum is present, evaluate the validity of proxies and ballots, and certify the results.  A representative of First Coast Results, Inc. will be present at the Annual Meeting.  The final voting results will be reported by us on a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.

What is the vote required for a Proposal to pass?

Proposal 1 (the Election of Directors):  The nominees for election as Directors at the Annual Meeting who receive the highest number of “FOR” votes for the available Board seats will be elected as Directors.  This is called plurality voting.  Unless you indicate otherwise, the persons named as your proxies will vote your shares FOR all the nominees for Directors named in Proposal 1.  If your shares are held by a broker or other nominee and you would like to vote your shares for the election of Directors in Proposal 1, you must instruct the broker or nominee to vote “FOR” for each of the candidates for whom you would like to vote.  If you give no instructions to your broker or nominee, then your shares will not be voted.  If you instruct your broker or nominee to “WITHHOLD,” then your vote will not be counted in determining the election.

Proposal 2 (the Executive Compensation Proposal) requires the “FOR” vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to pass. Because your vote is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 3 (the Executive Compensation Vote Frequency Proposal) The option receiving the greatest number of votes – every one year, every two years or every three years – will be the frequency that stockholders approve. While your vote is advisory, and will not be binding on the Board of Directors or the Company, the Board has previously determined that it will in fact seek an annual advisory vote on Executive Compensation.

Proposal 4 (the Plan Amendment Proposal) requires the “FOR” vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon in order to pass.

Only votes “FOR” on Proposal 1 (the Election of Directors) will be counted since directors are elected by plurality vote.  The nominees receiving the highest total votes for the number of seats on the Board will be elected as directors.  Only votes “FOR” and “AGAINST” will be counted for Proposal 2 (the Executive Compensation Proposal), Proposal 4 (the Plan Amendment Proposal), since abstentions are not counted as votes cast.  Only votes for “one year,” “two years” or “three years” on Proposal 3 (the Executive Compensation Vote Frequency Proposal) will be counted as votes cast on the matter.   Broker non-votes will not apply to any of the matters since the matters voted on by Stockholders are “non-routine” matters that brokers may not vote on unless voting instructions are received from the beneficial holder.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties, except as may be necessary to meet legal requirements.

How will the Annual Meeting be conducted?

In accordance with our Bylaws, Ellen M. Cotter, as the Chair of the Board, will be the Presiding Officer of the Annual Meeting.  S. Craig Tompkins has been designated by the Board to serve as Secretary for the Annual Meeting.

Ms. Cotter and other members of management will address attendees following the Annual Meeting.  Stockholders desiring to pose questions to our management are encouraged to send their questions to us, care of the Secretary of the Annual Meeting, in advance of the Annual Meeting, so as to assist our management in preparing appropriate responses and to facilitate compliance with applicable securities laws.

The Presiding Officer has broad authority to conduct the Annual Meeting in an orderly and timely manner.  This authority includes establishing rules for stockholders who wish to address the meeting or bring matters before the Annual Meeting.  The Presiding Officer may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business.  In light of the need to conclude the Annual Meeting within a reasonable period of time, there can be no assurance that every stockholder who wishes to speak will be able to do so.  The Presiding Officer has authority, in her discretion, to at any time recess or adjourn the Annual Meeting.  Only stockholders are entitled to attend and address the Annual Meeting.  Any questions or disputes as to who may or may not attend and address the Annual Meeting will be determined by the Presiding Officer.

Only such business as shall have been properly brought before the Annual Meeting shall be conducted.  Pursuant to our governing documents and applicable Nevada law, in order to be properly brought before the Annual Meeting, such business must be brought by or at the direction of (1) the Chair, (2) our Board, or (3) holders of record of our Class B Stock.  At the appropriate time, any stockholder who wishes to address the Annual Meeting should do so only upon being recognized by the Presiding Officer.

CORPORATE GOVERNANCE

Director Leadership Structure

Ellen M. Cotter is our current Chair, President and Chief Executive Officer.  Ellen M. Cotter has been with our Company for approximately 20 years, focusing principally on the cinema operations aspects of our business.    Historically, except for a brief period immediately following the resignation for health reasons of our founder, Mr. James J. Cotter, Sr., we currently have combined the roles of the Chair and the Chief Executive Officer.  At the present time, we believe that the combination of these roles (i) allows for consistent leadership, (ii) continues the tradition of having a Chair and Chief Executive Officer, who is also a member of the Cotter Family (which currently controls over 70% of the voting power of our Company), and also (iii) reflects the reality of our status as a “controlled company” under relevant NASDAQ Listing Rules.

Margaret Cotter is our current Vice-Chair and also serves as our Executive Vice President – Real Estate Management and Development - NYC.  Margaret Cotter has been responsible for the operation of our live theaters for more than 18 years and has for more than the past 6 years been leading the re-development of our New York properties.

Ellen M. Cotter has a substantial stake in our business, owning directly 802,903 shares of Class A Stock and 50,000 shares of Class B Stock.  Margaret Cotter likewise has a substantial stake in our business, owning directly 810,284 shares of Class A Stock and 35,100 shares of Class B Stock.  Ellen M. Cotter and Margaret Cotter are the Co-Executors of the Cotter Estate and Co-Trustees of the Cotter Trust established for the benefit of his heirs.  Together, they have sole or shared voting control over an aggregate of 1,208,988 shares or 71.9% of our Class B Stock.

Mr. Cotter, Jr., has previously asserted that he has the right to vote the Class B Stock held by the Cotter Trust.   However, on August 29, 2017, the Superior Court of the State of California for the County of Los Angeles entered a Tentative Statement of Decision (the "Tentative Ruling") in the matter regarding the Cotter Trust, Case No. BP159755 (the "Trust Litigation") in which it tentatively determined, among other things, that Mr. Cotter, Jr., is not a trustee of the Cotter Trust, and that he has no say in the voting of such Class B Stock.   Under the Tentative Ruling, however, Mr. Cotter, Jr., would still succeed to the position of sole trustee of the voting sub-trust to be established under the Cotter Trust to hold the Class B Stock owned by the Cotter Trust (and it is anticipated, the Class B Stock currently held by the Cotter Estate), in the event of the death, disability or resignation of Margaret Cotter from such positon. Under the governing California Rules of Court, the Tentative Statement of Decision does not constitute a judgment and is not binding on the Superior Court.  The Superior Court remains free to modify or change its decision.   It is uncertain as to when, if ever, the Tentative Ruling will become final, or the form in which it will ultimately be issued.

While the issue of Mr. Cotter, Jr.’s status as a trustee of the Cotter Trust is being finally resolved, the Company continues to believe, as stated in our prior proxy materials, that, under applicable Nevada Law, where there are multiple trustees of a trust that is a record owner of voting shares of a Nevada corporation, and more than one trustee votes, the votes of the majority of the voting trustees apply to all of the shares held of record by the trust.  If more than one trustee votes and the votes are split evenly on any particular proposal, each trustee may vote proportionally the shares held of record by the trust.  Ellen M. Cotter and Margaret Cotter collectively constitute at least a majority of the Co-Trustees of the Cotter Trust.  Accordingly, the Company believes that Ellen M. Cotter and Margaret Cotter collectively have the power and authority to vote all of the shares of Class B Stock held of record by the Cotter Trust (41.4% of the shares of the Class B Stock entitled to vote at the Annual Meeting), which, when added to the other shares they report as being beneficially owned by them, will constitute 71.9% of the shares of Class B Stock entitled to vote at the Annual Meeting.

Ellen M. Cotter and Margaret Cotter have informed the Board that they intend to vote the shares held by the Cotter Trust and the Cotter Estate “FOR” each of the eight nominees named in this Proxy Statement for the Election of Directors under Proposal 1, “FOR” the Executive Compensation Proposal under Proposal 2, “One Year” for the Executive Compensation Vote Frequency Proposal under Proposal 3, and “FOR” the Plan Amendment Proposal under Proposal 4.  In addition, Ellen M. Cotter and Margaret Cotter have advised our Board that they currently intend to present at the meeting two stockholder proposals, one, to amend the Company’s Bylaws to increase the number of directors to nine (9) directors, and, the second to nominate Director James J. Cotter, Jr. as a director of the Company to fill the resulting vacancy, and that they currently intend to vote the shares held by the Cotter Trust and the Cotter Estate in favor of both stockholder proposals.  As a result, passage of each of the proposals is assured.  The Board's recommendation for the election of its nominees is not changed as a result of the two stockholder proposals.

The Company has elected to take the “controlled company” exemption under applicable listing rules of the NASDAQ Capital Stock Market (the “NASDAQ Listing Rules”).  Accordingly, the Company is exempted from the requirement to have an independent nominating committee and to have a board of directors composed of at least a majority of independent directors, as that term is defined in the NASDAQ Listing Rules and SEC Rules (“Independent Directors”).  We are nevertheless nominating a majority of Independent Directors for election to our Board.  We currently have an Audit and Conflicts Committee (the “Audit Committee”) and a Compensation and Stock Options Committee (the “Compensation Committee”) composed entirely of Independent Directors.  William D. Gould serves as the Lead Independent Director among our Independent Directors (“Lead Independent Director”).  In that capacity, Mr. Gould chairs meetings of the Independent Directors and acts as liaison between our Chair, President and Chief Executive Officer and our Independent Directors.   Mr. Gould was recently recognized by the Nevada Supreme Court as an authority in the application of the “business judgment rule” as it relates to decisions of boards of directors in the Court’s decision in Wynn Resorts, Ltd. v. Eighth Judicial District Court, 133 Nev. Adv. Op, 52, 399 P.2d 334, (Nev. 2017) (the “Wynn Resorts Case”).  We also currently have a four-member Executive Committee composed of our Chair and Vice-Chair and Messrs. Guy W. Adams and Edward L. Kane.  As a consequence of this structure, the concurrence of at least one non-management member of the Executive Committee is required in order for the Executive Committee to take action.

We believe that our Directors bring a broad range of leadership experience to our Company and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company.  We believe that all Board members are well engaged in their responsibilities and that all Board members express their views and consider the opinions expressed by other Directors.  Our Independent Directors are involved in the leadership structure of our Board by serving on our Audit Committee and Compensation Committee, each of which has a separate independent Chair.  Nominations to our Board for the Annual Meeting were made by our entire Board, consisting of a majority of Independent Directors.

We encourage, but do not require, our Board members to attend our Annual Meeting.  All of our nine incumbent Directors attended the 2016 Annual Meeting of Stockholders.

Since our 2015 Annual Meeting of Stockholders, we have (i) adopted a best practices charter for our Compensation Committee, (ii) adopted a new best practices Charter for our Audit Committee, (iii) completed, with the assistance of compensation consultants Willis Towers Watson and outside counsel Greenberg Traurig, LLP, a complete review of our compensation practices, in order to bring them into alignment with current best practices.  Last year we adopted a new Code of Business Conduct and Ethics, and a Supplemental Insider Trading Policy restricting trading in our stock by our Directors and executive officers and updated our Whistleblower Policy.  Earlier this year, we adopted a Stock Ownership Policy, setting out minimum stock ownership levels for our directors and senior executives.

Management Succession:  Appointment of Ellen M. Cotter as our President and Chief Executive Officer.

On August 7, 2014, James J. Cotter, Sr., our then controlling stockholder, Chair and Chief Executive Officer, resigned from all positions at our Company, and passed away on September 13, 2014.  Upon his resignation, Ellen M. Cotter was appointed Chair, Margaret Cotter, her sister, was appointed Vice Chair and James Cotter, Jr., her brother, was appointed Chief Executive Officer, while continuing his position as President.

On June 12, 2015, the Board terminated the employment of James J. Cotter, Jr. as our President and Chief Executive Officer, and appointed Ellen M. Cotter to serve as the Company’s interim President and Chief Executive Officer.  The Board established an Executive Search Committee (the “Search Committee”) initially composed of Ellen M. Cotter, Margaret Cotter, and Independent Directors William Gould and Douglas McEachern, and retained Korn/Ferry International (“Korn Ferry”) to evaluate candidates for the Chief Executive Officer position.  Ellen M. Cotter resigned from the Search Committee when she concluded that she was a serious candidate for the position.  Korn Ferry screened over 200 candidates and ultimately presented six external candidates to the Search Committee.  The Search Committee evaluated those external candidates and Ellen M. Cotter in meetings in December 2015 and January 2016, considering numerous factors, including, among others, the benefits of having a President and Chief Executive Officer who has the confidence of the existing senior management team, Ms. Cotter’s prior performance as an executive of the Company and her performance as the interim President and Chief Executive Officer of the Company, the qualifications, experience and compensation demands of the external candidates, and the benefits and detriments of having a Chair, President and Chief Executive Officer who is also a controlling stockholder of the Company.  The Search Committee recommended the appointment of Ellen M. Cotter as permanent President and Chief Executive Officer and the Board appointed her on January 8, 2016, with seven Directors voting yes, one Director (James J. Cotter, Jr.) voting no, and Ellen M. Cotter abstaining.

Ellen M. Cotter serves as our President and Chief Executive Officer at the pleasure of our Board and is an employee “at will” with no guaranteed term of employment.

Potential Impact of Trust Litigation Regarding Your Vote.

While our Company is not a party to the Trust Litigation, the rulings of the Superior Court in that case could have a potential material impact upon the control our Company, the future composition of our Board and senior executive management team and our Company’s continued pursuit of the Strategic Plan articulated in our various filings with the SEC, at our prior stockholder meetings, and at analyst presentations.   To date, the Superior Court has accepted our submissions and allowed us to be involved in the Trust Litigation, so as to provide us an opportunity to address issues of concern to our Company and our stockholders generally.  However, no assurances can be given as to the outcome of the Trust Litigation, and we are advised that it is unlikely that we would have standing to pursue an appeal.

In its Tentative Ruling, the Superior Court invalidated the amendment to the Cotter Trust signed by Mr. Cotter, Sr., on June 19, 2014 (the “2014 Amendment”) and stated the Superior Court’s determination to appoint a temporary trustee ad litem to obtain offers for the Class B Stock held by the Cotter Trust.  Under the governing California Rules of Court, the Tentative Ruling does not constitute a judgment and is not binding on the Superior Court.  The Superior Court remains free to modify or change its decision.  It is uncertain as to when, if ever, the Tentative Ruling will become final, or the form in which it will ultimately be issued.

As to the invalidation of the 2014 Amendment, as mentioned above, if the Tentative Ruling becomes final, Mr. Cotter, Jr.’s claim that he has any right, power or authority to vote the approximately 41.4% of the Class B Stock held by the Cotter Trust will be resolved by placing sole voting control in the hands of Margaret Cotter over the voting trust (the “Cotter Voting Trust”) to be established under the Cotter Trust to hold the Class B Stock currently held by the Cotter Trust and, it is anticipated, the approximately 25.5% of the Class B Stock currently held by the Cotter Estate.  It will also invalidate the provision of the 2014 Amendment requiring the Trustee of the Cotter Voting Trust to vote to elect Mr. Cotter, Jr. to our Company’s Board.

As discussed in more detail below, our Board did not re-nominate Mr. Cotter, Jr., for election to our Board, and has instead reduced the size of our Board from nine (9) to eight (8) members, effective upon completion of the election at our upcoming Annual Meeting.   Due to (1) the uncertainty due to the tentative nature of the ruling as to whether or not Ellen M. Cotter and Margaret Cotter, acting as Trustees of the Cotter Trust, would be required to seek appointment of Mr. Cotter, Jr., to the Board, (2) the lack of sufficient time to complete reasonable due diligence on potential candidates for such position, and (3) the difficulty in recruiting potential candidates due to Mr. Cotter, Jr.’s proclivity to sue new directors, the determination was made not to attempt to recruit a new director to our Board at this time, and, instead, the Board  reduced the size of our Board from nine (9) members to (8) members effective as of completion of the vote on the election of our Board at our upcoming Annual Meeting.

Ellen M. Cotter and Margaret Cotter have informed our Board that Mr. Cotter, Jr., is taking the position that under the 2014 Amendment, they are obligated to vote to elect him to our Board, even though he has not been nominated by our Board.   As also noted above, the California Court has tentatively found the 2014 Amendment to be invalid.  However, as that ruling is at this point in time only tentative and not binding on the parties or the Superior Court, Ellen M. Cotter and Margaret Cotter have advised our Board that, unless further action is taken by the Superior Court, they currently intend to present at the meeting two stockholder proposals, the first, to amend our Company’s Bylaws to increase the number of directors to nine (9) directors, and, the second, to nominate Director Mr. Cotter, Jr. as a director of the Company to fill the resulting vacancy.  Ellen M. Cotter and Margaret Cotter have further advised that they are not recommending the amendment of the Bylaw or the election of Mr. Cotter, Jr., to any other stockholder and that they will not be soliciting proxies in support of such proposals.   However, as they control 66.9% of our Class B Stock in their capacities as Co-Executors and Co-Trustees, they have sufficient voting power to amend the Bylaws and to elect Mr. Cotter, Jr., to our Board without the support of any other holder of our Class B Stock.   If for some reason, the size of the Board were not to be increased from 8 to 9 members, then Ellen M. Cotter and Margaret Cotter would still have the power to unilaterally elect Mr. Cotter, Jr., to the Board with the result that one of the eight individuals nominated by the Board would not be elected.  However, our Board does not believe that this result is likely.

As to the appointment of a trustee ad litem, under the Tentative Ruling, the trustee ad litem would have no right, power or authority to effect, or to bind the Cotter Trust to effect, any sale of the Class B Stock held by the Cotter Trust.  As we are advised by counsel that a court hearing would be required before any binding agreement to sell such shares could be entered into, we do not anticipate that any material change in the holdings of the Class B Stock held by the Cotter Trust will occur prior to our 2017 Annual Meeting, if ever.   We are advised by Ellen M. Cotter and Margaret Cotter that, if there is a sale of the Class B Stock held by the Cotter Trust, they intend to be the buyers of such shares.

As previously announced, on August 7, 2017, our Board of Directors appointed a Special Independent Committee to, among other things, review, consider, deliberate, investigate, analyze, explore, evaluate, monitor and exercise general oversight of any and all activities of our Company directly or indirectly involving, responding to or relating to any potential change of control transaction relating to a sale by the Cotter Trust of its holdings of Class B Stock.  The Special Independent Committee will be reviewing the scope and implications of the Tentative Ruling and, consistent with its delegated authority, working to protect the best interests of our Company and stockholders in general. Directors Judy Codding, William Gould and Douglas McEachern have been appointed to serve on this Special Independent Committee.

Board’s Role in Risk Oversight

Our management is responsible for the day-to-day management of risks we face as a Company, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board plays an important role in risk oversight at Reading through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board and its committees.  In particular, the Board administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board and its committees on topics relating to the risks that the Company faces, (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions, (3) the direct oversight of specific areas of the Company’s business by the Audit Committee and the Compensation Committee, and (4) regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting.  The Board also relies on management to bring significant matters impacting the Company to the attention of the Board.

“Controlled Company” Status

Under section 5615(c)(1) of the NASDAQ Listing Rules, a “controlled company” is a company in which 50% of the voting power for the election of Directors is held by an individual, a group, or another company.  Together, Ellen M. Cotter and Margaret Cotter beneficially own 1,208,988 shares or 71.9% of our Class B Stock.  Our Class A Stock does not have voting rights.  Based on advice of counsel, our Board has determined that the Company is therefore a “controlled company” within the NASDAQ Listing Rules.

After reviewing the benefits and detriments of taking advantage of the exemptions to certain corporate governance rules available to a “controlled company” as set forth in the NASDAQ Listing Rules, our Board has determined to take advantage of those exemptions.  In reliance on a “controlled company” exemption, the Company does not maintain a separate standing Nominating Committee. The Company nevertheless at this time maintains a Board composed of a majority of Independent Directors, a fully independent Audit Committee, and a fully independent Compensation Committee, and has no present intention to vary from that structure.  Our Board, consisting of a majority of Independent Directors, approved each of the nominees for our 2017 Annual Meeting.  See “Consideration and Selection of the Board's Director Nominees,” below.

Board Committees

Our Board has a standing Executive Committee, Audit Committee, and Compensation Committee.  Our Board has also appointed a Special Independent Committee as discussed above.   The Tax Oversight Committee has been inactive since November 2, 2015 in anticipation that its functions would be moved to the Audit Committee under its new charter.  That new charter was approved on May 5, 2016.  These committees, other than the Tax Oversight Committee, are discussed in greater detail below.

Executive Committee.   Our Executive Committee operates pursuant to a resolution adopted by our Board and is currently composed of Ms. Ellen M. Cotter, Ms. Margaret Cotter and Messrs. Guy W. Adams and Edward L. Kane.  Pursuant to that resolution, the Executive Committee is authorized, to the fullest extent permitted by Nevada law and our Bylaws, to take any and all actions that could have been taken by the full Board between meetings of the full Board.  The Executive Committee held five meetings during 2016.

Audit Committee.  The Audit Committee operates pursuant to a Charter adopted by our Board that is available on our website at http://www.readingrdi.com/Committee-Charters. The Audit Committee reviews, considers, negotiates and approves or disapproves related party transactions (see the discussion in the section entitled “Certain Relationships and Related Party Transactions” below).  In addition, the Audit Committee is responsible for, among other things, (i) reviewing and discussing with management the Company’s financial statements, earnings press releases and all internal controls reports, (ii) appointing, compensating and overseeing the work performed by the Company’s independent auditors, and (iii) reviewing with the independent auditors the findings of their audits.

Our Board has determined that the Audit Committee is composed entirely of Independent Directors (as defined in section 5605(a)(2) of the NASDAQ Listing Rules), and that Mr. Douglas McEachern, the Chair of our Audit Committee, is qualified as an Audit Committee Financial Expert.  Our Audit Committee is currently composed of Mr. McEachern, who serves as Chair, Mr. Edward L. Kane and Mr. Michael Wrotniak.  The Audit Committee held twelve meetings during 2016.

Compensation Committee.  Our Board has established a standing Compensation Committee consisting of three of our Independent Directors, and is currently composed of Mr. Edward L. Kane, who serves as Chair, Dr. Judy Codding and Mr. Douglas McEachern.  Mr. Adams served through May 14, 2016.  As a controlled company, we are exempt from the NASDAQ Listing Rules regarding the determination of executive compensation solely by Independent Directors.  Notwithstanding such exemption, we adopted a Compensation Committee charter on March 10, 2016 requiring our Compensation Committee members to meet the independence rules and regulations of the SEC and the NASDAQ Stock Market.  As a part of the transition to this new compensation committee structure, the compensation for 2016 of the President, Chief Executive Officer, all Executive Vice Presidents, all Vice Presidents and all Managing Directors was reviewed and approved by the Board at that March 10, 2016 meeting.

The Compensation Committee charter is available on our website at http://www.readingrdi.com/charter-of-our-compensation-stock-options-committee/.  The Compensation Committee evaluates and makes recommendations to the full Board regarding the compensation of our Chief Executive Officer.  Under its Charter, the Compensation Committee has delegated authority to establish the compensation for all executive officers other than the President and Chief Executive Officer; provided that compensation decisions related to members of the Cotter Family remain vested in the full Board.  In addition, the Compensation Committee establishes the Company’s general compensation philosophy and objectives (in consultation with management), approves and adopts on behalf of the Board incentive compensation and equity-based compensation plans, subject to stockholder approval as required, and performs other compensation related functions as delegated by our Board.  The Compensation Committee held six meetings during 2016.

Consideration and Selection of the Board’s Director Nominees

The Company has elected to take the “controlled company” exemption under applicable NASDAQ Listing Rules.  Accordingly, the Company does not maintain a standing Nominating Committee.   Our Board, consisting of a majority of Independent Directors, approved each of the Board nominees for our 2017 Annual Meeting.

Our Board does not have a formal policy with respect to the consideration of Director candidates recommended by our stockholders.  No non-Director stockholder has, in more than the past ten years, made any formal proposal or recommendation to the Board as to potential nominees.  Neither our governing documents nor applicable Nevada law place any restriction on the nomination of candidates for election to our Board directly by our stockholders. In light of the facts that (i) we are a controlled company under the NASDAQ Listing Rules and exempted from the requirements for an independent nominating process, and (ii) our governing documents and Nevada law place no limitation upon the direct nomination of Director candidates by our stockholders, our Board believes there is no need for a formal policy with respect to Director nominations.

Our Board will consider nominations from our stockholders, provided written notice is delivered to the Secretary of the Annual Meeting at our principal executive offices identifying any such suggested candidate not less than 120 days prior to the first anniversary of the date that this Proxy Statement is sent to stockholders, or such earlier date as may be reasonable in the event that our annual stockholders meeting is moved more than 30 days from the anniversary of the 2017 Annual Meeting. Absent that, stockholders wishing to nominate persons to the Board must do so by other means, such as nominating such persons at the stockholders’ meeting.  At the present time, we intend to hold our 2018 Annual Meeting in June 2018.  Consequently, any stockholder wishing to suggest a candidate for consideration should plan to provide notice identifying such candidate by the end of January 2018.    Such written notice should set forth the name, age, address, and principal occupation or employment of such nominee, the number of shares of our common stock that are beneficially owned by such nominee, and such other information required by the proxy rules of the SEC with respect to a nominee of our Board.

Our Directors have not adopted any formal criteria with respect to the qualifications required to be a Director or the particular skills that should be represented on our Board, other than the need to have at least one Director and member of our Audit Committee who qualifies as an “Audit Committee Financial Expert,” and have not historically retained any third party to identify or evaluate or to assist in identifying or evaluating potential nominees.  We have no policy of considering diversity in identifying Director nominees.

Following a review of the experience and overall qualifications of the Director candidates, on September 21, 2017, our Board resolved to nominate, each of the incumbent Directors named in Proposal 1 for election as Directors of the Company at our 2017 Annual Meeting.  Eight nominees were approved, excluding Director James J. Cotter, Jr.

Each of the nominees named in Proposal 1 received at least seven (7) Yes votes, with each such nominee abstaining as to his or her nomination.

After selecting the nominees named in Proposal 1, our Board then reduced the size of our Board from nine (9) members to (8) members effective as of completion of the vote on the election of our Board at our upcoming Annual Meeting.

Having been informed that Ellen M. Cotter and Margaret Cotter currently intend to bring stockholder proposals to amend the Bylaws to increase the Board back to nine persons and to nominate James J. Cotter, Jr. to the Board, each of the Board members other than the Cotter family members continue to believe that Mr. Cotter, Jr. should not be a director, but acknowledge that the combined voting power of the Cotter Trust and the Cotter Estate will assure that the Bylaws amendment will be approved and that Mr. Cotter, Jr. will be elected.  The Board's recommendation for the election of its nominees is not changed as a result of the two stockholder proposals.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) designed to help our Directors and employees resolve ethical issues.  Our Code of Conduct applies to all Directors and employees, including the Chief Executive Officer, the Chief Financial Officer, principal accounting officer, controller and persons performing similar functions.  Our Code of Conduct is posted on our website at http://www.readingrdi.com/reading-international-code-of-ethics.

The Board has established a means for employees to report a violation or suspected violation of the Code of Conduct anonymously. In addition, we have adopted an “Amended and Restated Whistleblower Policy and Procedures,” which is posted on our website, at http://www.readingrdi.com/amended-and-restated-whistleblower-policy-and-procedures, that establishes a process by which employees may anonymously disclose to our Principal Compliance Officer (currently the Chair of our Audit Committee) alleged fraud or violations of accounting, internal accounting controls or auditing matters.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee adopted a written charter for approval of transactions between the Company and its Directors, Director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year and the party to the transaction has or will have a direct or indirect interest.  A copy of this charter is available at http://www.readingrdi.com/group-investor-relations/group-ir-governance/committee-charters/ . For additional information, see the section entitled “Certain Relationships and Related Party Transactions.”

Material Legal Proceedings Involving Claims Against our Directors and Certain Executive Officers

On June 12, 2015, the Board of Directors terminated James J. Cotter, Jr. as the President and Chief Executive Officer of our Company.  That same day, Mr. Cotter, Jr. filed a lawsuit, styled as both an individual and a derivative action, and titled “James J. Cotter, Jr., individually and derivatively on behalf of Reading International, Inc. vs. Margaret Cotter, et al.” Case No,: A-15-719860-V, Dept. XI, against our Company and each of our then sitting Directors (Ellen Cotter, Margaret Cotter, Guy Adams, William Gould, Edward Kane, Douglas McEachern, and Tim Storey) in the Eighth Judicial District Court of the State of Nevada for Clark County (the “Nevada District Court”).   Since that date, our Company has been engaged in ongoing litigation with Mr. Cotter, Jr. with respect to his claims against our Directors. Mr. Cotter, Jr. has over this period of time twice amended his complaint, removing his individual claims and withdrawing his claims against Tim Storey (but reserving the right to reinstitute such claims), adding claims relating to actions taken by our Board since the filing of his original complaint and adding as defendants two of our directors who were not on our Board at the time of his termination:  Judy Codding and Michael Wrotniak.  Mr. Cotter, Jr.’s lawsuit, as amended from time to time, is referred to herein as the “Cotter Jr. Derivative Action” and his complaint, as amended from time to time, is referred to herein as the “Cotter Jr. Derivative Complaint.”  The defendant directors named in the Cotter Jr. Derivative Complaint, from time to time, are referred to herein as the “Defendant Directors.”

The Cotter Jr. Derivative Complaint alleges among other things, that the Defendant Directors breached their fiduciary duties to the Company by terminating  Mr. Cotter, Jr. as President and Chief Executive Officer,  continuing to make use of the Executive Committee that has been in place for more than the past ten years (but which no longer includes Mr. Cotter, Jr. as a member), making allegedly potentially misleading statements in our Company’s press releases and filings with the SEC, paying certain compensation to Ellen Cotter, allowing the Cotter Estate to make use of Class A Common Stock to pay for the exercise of certain long outstanding stock options to acquire 100,000 shares of Class B Common Stock held of record by the Cotter Estate and determined by the Nevada District Court to be assets of the Cotter Estate, and allowing Ellen Cotter and Margaret Cotter to vote the 100,000 shares of Class B Common Stock issued upon the exercise of such options, appointing Ellen Cotter as President and Chief Executive Officer, appointing Margaret Cotter as Executive Vice President-Real Estate Management and Development-NYC, and the way in which the Board handled an unsolicited indication of interest made by a third party to acquire all of the stock of our Company. In the lawsuit, Mr. Cotter, Jr. seeks reinstatement as President and Chief Executive Officer, a declaration that Ellen Cotter and Margaret Cotter may not vote the above referenced 100,000 shares of Class B Stock, and alleges as damages fluctuations in the price for our Company’s shares after the announcement of his termination as President and Chief Executive Officer and certain unspecified damages to our Company’s reputation.

In addition, our Company is in arbitration with Mr. Cotter, Jr.  (Reading International, Inc. v. James J. Cotter, AAA Case No. 01-15-0004-2384, filed July 2015) (the “Cotter Jr. Employment Arbitration”) seeking declaratory relief and defending claims asserted by Mr. Cotter, Jr.  On January 20, 2017, Mr. Cotter Jr. filed a First Amended Counter-Complaint which includes claims of breach of contract, contractual indemnification, retaliation, wrongful termination in violation of California Labor Code § 1102.5, wrongful discharge, and violations of California Code of Procedure § 1060 based on allegations of unlawful and unfair conduct. Mr. Cotter, Jr. seeks compensatory damages estimated by his counsel at more than $1.2 million, plus unquantified special and punitive damages, penalties, interest and attorney’s fees.  On April 9, 2017, the Arbitrator granted without leave to amend the Company’s motion to dismiss Mr. Cotter, Jr.’s claims for retaliation, violation of labor code §1102.5 and wrongful discharge in violation of public policy.

Mr. Cotter, Jr. also brought a direct action in the Nevada District Court (James J. Cotter, Jr. v. Reading International, Inc., a Nevada corporation; Does 1-100 and Roe Entities, 1-100, inclusive, Case No. A-16-735305-B) seeking advancement of attorney’s fees incurred in the Cotter Jr. Employment Arbitration.   Summary judgment was entered against Mr. Cotter, Jr. with respect to that direct action on October 3, 2016.

For a period of approximately 12 months, between August 6, 2015 and August 4, 2016, our Company and our directors other than Mr. Cotter, Jr. were subject to a derivative lawsuit  filed in the Nevada District Court captioned T2 Partners Management, LP, a Delaware limited partnership, doing business as Kase Capital Management; T2 Accredited Fund, LP, a Delaware limited partnership, doing business as Kase Fund; T2 Qualified Fund, LP, a Delaware limited partnership, doing business as Kase Qualified Fund; Tilson Offshore Fund, Ltd, a Cayman Islands exempted company; T2 Partners Management I, LLC, a Delaware limited liability company, doing business as Kase Management; T2 Partners Management Group, LLC, a Delaware limited liability company, doing business as Kase Group; JMG Capital Management, LLC, a Delaware limited liability company, Pacific Capital Management, LLC, a Delaware limited liability company (the “T2 Plaintiffs”), derivatively on behalf of Reading International, Inc. vs. Margaret Cotter, Ellen Cotter, Guy Adams, Edward Kane, Douglas McEachern, Timothy Storey, William Gould and Does 1 through 100, inclusive, as defendants, and, Reading International, Inc., a Nevada corporation, as Nominal Defendant.  That complaint was subsequently amended (as amended the “T2 Derivative Complaint”) to add as defendants Directors Judy Codding and Michael Wrotniak (collectively with the directors initially named the “T2 Defendant Directors”) and S. Craig Tompkins, our Company’s legal counsel (collectively with the T2 Defendant Directors, the “T2 Defendants”).    The T2 Derivative Action was settled pursuant to a Settlement Agreement between the parties dated August 4, 2016, which as modified was approved by the Nevada District Court on October 6, 2016.   The District Court’s Order provided for the dismissal with prejudice of all claims contained in the T2 Plaintiffs’ First Amended Complaint and provide that each side would be responsible for its own attorneys’ fees.

In the joint press release issued by our Company and the T2 Plaintiffs on July 13, 2016, representatives of the T2 Plaintiffs stated as follows:  "We are pleased with the conclusions reached by our investigations as Plaintiff Stockholders and now firmly believe that the Reading Board of Directors has and will continue to protect stockholder interests and will continue to work to maximize shareholder value over the long-term.  We appreciate the Company's willingness to engage in open dialogue and are excited about the Company's prospects. Our questions about the termination of James Cotter, Jr., and various transactions between Reading and members of the Cotter family-or entities they control-have been definitively addressed and put to rest. We are impressed by measures the Reading Board has made over the past year to further strengthen corporate governance.  We fully support the Reading Board and management team and their strategy to create stockholder value.”

The T2 Plaintiffs alleged in their T2 Derivative Complaint various violations of fiduciary duty, abuse of control, gross mismanagement and corporate waste by the T2 Defendant Directors.  More specifically the T2 Derivative Complaint sought the reinstatement of James J. Cotter, Jr. as President and Chief Executive Officer, an order setting aside the election results from the 2015 Annual Meeting of Stockholders, based on an allegation that Ellen Cotter and Margaret Cotter were not entitled to vote the shares of Class B Common Stock held by the Cotter Estate and the Cotter Trust, and certain monetary damages, as well as equitable injunctive relief, attorney fees and costs of suit.   In May 2016, the T2 Plaintiffs unsuccessfully sought a preliminary injunction (1) enjoining the Inspector of Elections from counting at our 2016 Annual Meeting of Stockholders any proxies purporting to vote either the 327,808 Class B shares held of record by the Cotter Estate or the 696,080 Class B shares held of record by the Cotter Trust, and (2) enjoining Ellen Cotter, Margaret Cotter and James J. Cotter, Jr. from voting the above referenced shares at the 2016 Annual Meeting of Stockholders.  This request for preliminary injunctive relief was denied by the Nevada District Court after a hearing on May 26, 2016.

On September 15, 2016, Mr. Cotter, Jr. filed a writ with the Nevada Supreme Court seeking a determination that the Nevada District Court erred in its determination that, by communicating his thoughts about the Cotter Jr. Derivative Action with counsel for the T2 Plaintiffs without any confidentiality or joint representation agreement, Mr. Cotter, Jr’s counsel waived any attorney work product privilege that might otherwise have been applicable to such communication.  Our Company is of the view that any privilege was waived by the unprotected communication of such thoughts to a third party such as counsel to the T2 Plaintiffs.  On March 23, 2017, the Nevada Supreme Court set oral argument on the matter for the next available calendar.

On February 14, 2017, we filed a writ with the Nevada Supreme Court seeking a determination that the Nevada District Court erred in its decision to allow Mr. Cotter, Jr. access to certain communications between the Defendant Directors and Company counsel, which the Defendant Directors and our Company believe to be subject to the attorney-client communication privilege. Specifically, our writ asks the Nevada Supreme Court to determine whether the fact that the Defendant Directors are relying upon the Nevada business judgment rule constitutes, in whole or in part, a waiver of the attorney-client privilege held by us.

Our request was substantially mooted by the decision in July 2017 in the Wynn Resorts Case, in which similar issues were considered.  In that case, the Nevada Supreme Court stated:

Accordingly, we reiterate that the business judgment rule goes beyond shielding directors from personal liability in decision-making.  Rather, it also ensures that courts defer to the business judgment of corporate executives and prevents courts from “substitute[ing] [their] own notions of what is or is not sound business judgment,” if “the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the company.”  [Citations omitted]

And,

We agree that “it is the existence of legal advice that is material to the question of whether the board acted with due care, not the substance of that advice.”  Accordingly, the district court erred when it compelled Wynn Resorts to produce any attorney client privileged . . . documents on the basis that Wynn Resorts waive the attorney-client privilege of those documents by claiming the business judgment rule as a defense.  [Citations omitted].

On September 18, 2017, in light of the decision by the Nevada Supreme Court in the Wynn Resorts Case, the Nevada District Court ruled that the attorney-client communications privilege applicable to advice given by company counsel to directors of the Company was not waived by the fact that the directors may have disclosed that, in the execution of their obligations as directors, they obtained advice of counsel, and that while the fact that such advice was received may be relevant to whether or not a director had meet his or her duties of care, the substance of such advice nevertheless continued to be protected by the attorney-client communications privilege.  The Nevada District Court further noted that such privilege belonged to the Company, and could not be waived by individual directors.  Accordingly, the Nevada District Court denied Mr. Cotter, Jr.’s motion to discover advice given by Company counsel to the Defendant Directors.

With the resolution of this issue, the Company believes that the remaining discovery is very limited and that it is likely that the Cotter Jr. Derivative Action will be tried beginning in the first quarter of next year.

The Cotter Jr. Employment Arbitration is in the discovery phase.

Our Company is and was legally obligated to cover the costs and expenses incurred by our Defendant Directors in defending the Cotter Jr. Derivative Action and the T2 Derivative Action.  Furthermore, although in a derivative action, the stockholder plaintiff seeks damages or other relief for the benefit of our Company, and not for the stockholder plaintiff’s individual benefit and, accordingly, we are, at least in theory, only a nominal defendant, as a practical matter, because Mr. Cotter, Jr. is also seeking, among other things, an order that our Board’s determination to terminate Mr. Cotter, Jr. was ineffective and that he be reinstated as the President and Chief Executive Officer of our Company and also limiting the use of our Board’s Executive Committee, and as he asserts potentially misleading statements in certain press releases and filings with the SEC, our Company is also incurring on its own account significant cost and expense defending the decision to terminate Mr. Cotter, Jr. as President and Chief Executive Officer, its board committee structure, and the adequacy of those press releases and filings, in addition to its costs incurred in responding to discovery demands and satisfying indemnity obligations to the

Defendant Directors.  Likewise, in connection with the T2 Derivative Action, our Company incurred substantial costs defending claims related to the defense of claims relating to the termination of Mr. Cotter, Jr., opposing his reinstatement, and defending the conduct of its annual meetings.  Cost incurred in the Cotter Jr. Employment Arbitration and in the defense of the Cotter Jr. Attorney’s fees case were direct costs of our Company.

The Directors and Officer’s Insurance Policy, in the amount of $10 million, being used to cover a portion of the costs of defending the Cotter Jr. Derivative Action, has been exhausted.  We are now covering the defense costs of the Defendant Directors, in addition to our own costs incurred in connection with the Cotter Jr. Derivative Action.

On August 7, 2017, our Board  appointed a Special Independent Committee to, among other things, review, consider, deliberate, investigate, analyze, explore, evaluate, monitor and exercise general oversight of any and all activities of the Company directly or indirectly involving, responding to or relating to the Cotter  Jr. Derivative Action, the Cotter Jr. Employment Arbitration and any other litigation or arbitration matters involving any one or more of Ellen Cotter, Margaret Cotter, James J. Cotter, Jr., the Cotter Estate and/or the Cotter Trust.   See “Board Committees—Special Independent Committee,” above.

PROPOSAL 1:  Election of Directors

Nominees for Election

Eight Directors are to be elected at our Annual Meeting to serve until the Annual Meeting of Stockholders to be held in 2018 or until their successors are duly elected and qualified.  Unless otherwise instructed, the proxyholders will vote the proxies received by us “FOR” the election of the nominees below, all of whom currently serve as Directors.  The eight nominees for election to the Board who receive the greatest number of votes cast for the election of Directors by the shares present and entitled to vote will be elected Directors.  The nominees named have consented to serve if elected.

The names of the nominees for Director, together with certain information regarding them, are as follows:

Name	Age	Position
Ellen M. Cotter	51	Chairperson of the Board and Chief Executive Officer and President (1)
Guy W. Adams	65	Director (1)
Judy Codding	71	Director (2)
Margaret Cotter	49	Vice Chairperson of the Board and Executive Vice President-Real Estate Management and Development-NYC (1)
William D. Gould	78	Director (3)
Edward L. Kane	79	Director (1) (2) (4)
Douglas J. McEachern	65	Director (2) (4)
Michael Wrotniak	50	Director (4)

________________________

(1)	Member of the Executive Committee.
(2)	Member of the Compensation Committee.
(3)	Lead Independent Director.
(4)	Member of the Audit Committee.

Ellen M. Cotter.  Ellen M. Cotter has been a member of our Board of Directors since March 13, 2013, and currently serves as a member of our Executive Committee.  Ms. Cotter was appointed Chairperson of our Board on August 7, 2014 and served as our interim President and Chief Executive Officer from June 12, 2015 until January 8, 2016, when she was appointed our permanent President and Chief Executive Officer.  She joined the Company in March 1998.  Ms. Cotter is also a director of Cecelia Packing Corporation (a Cotter family-owned citrus grower, packer and marketer). Ms. Cotter is a graduate of Smith College and holds a Juris Doctor from Georgetown University Law Center.  Prior to joining the Company, Ms. Cotter spent four years in private practice as a corporate attorney with the law firm of White & Case in New York City.  Ms. Cotter is the sister of Margaret Cotter and James J. Cotter, Jr.  Prior to being appointed as our President and Chief Executive Officer, Ms. Cotter served for more than ten years as the Chief Operating Officer (“COO”) of our domestic cinema operations, in which capacity she had, among other things, responsibility for the acquisition and development, marketing and operation of our cinemas in the United States.  Prior to her appointment as COO of Domestic Cinemas, she spent a year in Australia and New Zealand, working to develop our cinema and real estate assets in those countries.  Ms. Cotter is the Co-Executor of her father’s estate, which is the record owner of 297,070 shares of Class A Stock and 427,808 shares of our Class B Stock (representing 25.5% of such Class B Stock).  Ms. Cotter is a Co-Trustee of the James J. Cotter Foundation (the “Cotter Foundation”), which is the record holder of 102,751 shares of Class A Stock and Co-Trustee of the James J. Cotter, Sr. Trust (the “Cotter Trust”), which is the record owner of 1,897,649 shares of Class A Stock and 696,080 shares of Class B Stock (representing an additional 41.4% of such Class B Stock).  Ms. Cotter also holds various positions in her family’s agricultural enterprises.

Ms. Cotter brings to our Board her nineteen years of experience working in our Company’s cinema operations, both in the United States and Australia.  She has also served as the Chief Executive Officer of Reading’s subsidiary, Consolidated Entertainment, LLC, which operates substantially all of our cinemas in Hawaii and California. In addition, with her direct ownership of 802,903 shares of Class A Stock and 50,000 shares of Class B Stock and her positions as Co-Executor of her father’s estate and Co-Trustee of the Cotter Trust and the Cotter Foundation, Ms. Cotter is a significant stakeholder in our Company.  Ms. Cotter is well recognized in and a valuable liaison to the film industry.  In recognition of her contributions to the independent film industry, Ms. Cotter was awarded the first Gotham Appreciation Award at the 2015 Gotham Independent Film Awards.  She was also inducted that same year into the Show East Hall of Fame.

Guy W. Adams.  Guy W. Adams has been a Director of the Company since January 14, 2014, and currently serves as the chair of our Executive Committee.    For more than the past eleven years, he has been a Managing Member of GWA Capital Partners, LLC, a registered investment adviser managing GWA Investments, LLC, a fund investing in various publicly traded securities.  Over the past sixteen years, Mr. Adams has served as an independent director on the boards of directors of Lone Star Steakhouse & Saloon, Mercer International, Exar Corporation and Vitesse Semiconductor.   At these companies, he has held a variety of board positions, including lead director, audit committee chair and compensation committee chair.  He has spoken on corporate governance topics before such groups as the Council of Institutional Investors, the USC Corporate Governance Summit and the University of Delaware Distinguished Speakers Program.  Mr. Adams provides investment advice to private clients and currently invests his own capital in public and private equity transactions.  He served as an advisor to James J. Cotter, Sr. and continues to provide professional advisory services to various enterprises now owned by either the Cotter Estate or the Cotter Trust. Mr. Adams also provides services to two captive insurance companies owned in equal shares by Ellen M. Cotter, James J. Cotter, Jr. and Margaret Cotter.  Mr. Adams received his Bachelor of Science degree in Petroleum Engineering from Louisiana State University and his Masters of Business Administration from Harvard Graduate School of Business Administration.

Mr. Adams brings many years of experience serving as an independent director on public company boards, and in investing and providing financial advice with respect to investments in public companies.

Dr. Judy Codding.  Dr. Judy Codding has been a Director of our Company since October 5, 2015, and currently serves as a member of our Compensation Committee.    Dr. Codding is a globally respected education leader.  From October 2010 until October 2015, she served as the Managing Director of “The System of Courses,” a division of Pearson, PLC (NYSE: PSO), the largest education company in the world that provides education products and services to institutions, governments and to individual learners.  Prior to that time, Dr. Codding served as the Chief Executive Officer and President of America’s Choice, Inc., which she founded in 1998, and which was acquired by Pearson in 2010.  America’s Choice, Inc. was a leading education company offering comprehensive, proven solutions to the complex problems educators face in the era of accountability.  Dr. Codding has a Doctorate in Education from University of Massachusetts at Amherst and completed postdoctoral work and served as a teaching associate in Education at Harvard University where she taught graduate level courses focused on moral leadership.  Dr. Codding has served on various boards, including the Board of Trustees of Curtis School, Los Angeles, CA (since 2011) and the Board of Trustees of Educational Development Center, Inc. since 2012.  Through family entities, Dr. Codding has been and continues to be involved in the real estate business in Florida and the exploration of mineral, oil and gas rights in Maryland and Kentucky.

Dr. Codding brings to our Board her experience as an entrepreneur, as an author, advisor and researcher in the areas of leadership training and decision-making as well as her experience in the real estate business.

Margaret Cotter.  Margaret Cotter has been a Director of our Company since September 27, 2002, and on August 7, 2014 was appointed Vice Chairperson of our Board and currently serves as a member of our Executive Committee. On March 10, 2016, our Board appointed Ms. Cotter as Executive Vice President-Real Estate Management and Development-NYC, and Ms. Cotter became a full time employee of our Company.  In this position, Ms. Cotter is responsible for the management of our live theater properties and operations, including the oversight of the day to day development process of our Union Square and Cinemas 1, 2, 3 properties.  Ms. Cotter is the owner and President of OBI, LLC (“OBI”), which, from 2002 until her appointment as Executive Vice President – Real Estate Management and Development- NYC, managed our live-theater operations under a management agreement and provided management and various services regarding the development of our New York theater and cinema properties.  Pursuant to the OBI management agreement, Ms. Cotter also served as the President of Liberty Theaters, LLC, the subsidiary through which we own our live theaters.  The OBI management agreement was terminated with Ms. Cotter’s appointment as Executive Vice President-Real Estate Management and Development-NYC. See Certain Relationships and Related Transactions, and Director Independence, below for more information about the services provided by OBI.   Ms. Cotter is also a theatrical producer who has produced shows in Chicago and New York and in May 2017 due to other commitments stepped down as a long time board member of the League of Off-Broadway Theaters and Producers. She is a director of Cecelia Packing Corporation. Ms. Cotter, a former Assistant District Attorney for King’s County in Brooklyn, New York, graduated from Georgetown University and Georgetown University Law Center.  She is the sister of Ellen M. Cotter and James J. Cotter, Jr.  Ms. Margaret Cotter is a Co-Executor of her father’s estate, which is the record owner of 297,070 shares of Class A Stock and 427,808 shares of our Class B Stock (representing 25.5% of such Class B Stock).  Ms. Cotter is also a Co-Trustee of the Cotter Trust, which is the record owner of 1,897,649 shares of Class A Stock and 696,080 shares of Class B Voting Common Stock (representing an additional 41.4% of such Class B Stock).  Ms. Cotter is also a Co-Trustee of the Cotter Foundation, which is the record holder of 102,751 shares of Class A Stock and of the James. J. Cotter Grandchildren’s Trust which is the record holder of 274,390 shares of Class A Stock.  Ms. Cotter also holds various positions in her family’s agricultural enterprises.

Ms. Cotter brings to the Board her experience as a live theater producer, theater operator and an active member of the New York theatre community, which gives her insight into live theater business trends that affect our business in this sector, and in New York and Chicago real estate matters.  Operating and the daily oversight of our theater properties for over 18 years, Ms. Cotter contributes to the strategic direction for our developments.  In addition, with her direct ownership of 810,284 shares of Class A Stock and 35,100 shares of Class B Stock and her positions as Co-Executor of her father’s estate and Co-Trustee of the Cotter Trust, the Cotter Foundation, and the James J. Cotter Grandchildren’s Trust, Ms. Cotter is a significant stakeholder in our Company.

William D. Gould.  William D. Gould has been a Director of our Company since October 15, 2004, and currently serves as our Lead Independent Director.  Mr. Gould has been a member of the law firm of TroyGould PC since 1986.  Previously, he was a partner of the law firm of O’Melveny & Myers.  We have from time to time retained TroyGould PC for legal advice.  Total fees payable to Mr. Gould’s law firm for calendar year 2016 were $1,088.  Mr. Gould is an author and lecturer on the subjects of corporate governance and mergers and acquisitions.  Mr. Gould brings to our Board more than fifty years of experience as a corporate lawyer and advisor focusing on corporate governance, mergers and acquisitions.

Edward L. Kane.  Edward L. Kane has been a Director of our Company since October 15, 2004.  Mr. Kane was also a Director of our Company from 1985 to 1998, and served as President from 1987 to 1988.  Mr. Kane currently serves as the chair of our Compensation Committee, and until its functions were moved to the Audit Committee in May, 2016, as chair of our Tax Oversight Committee.  He also serves as a member of our Executive Committee and our Audit Committee.  Mr. Kane practiced as a tax attorney for many years in New York and in California.  Since 1996, Mr. Kane has acted as a consultant and advisor to the health care industry.  During the 1990s, Mr. Kane also served as the Chairman and CEO of ASMG Outpatient Surgical Centers in Southern California, and he served as a director of BDI Investment Corp., which was a regulated investment company, based in San Diego.  For over a decade, he was the Chairman of Kane Miller Books, an award-winning publisher of children’s books.  At various times during the past three decades, Mr. Kane has been Adjunct Professor of Law at two of San Diego’s law schools, most recently in 2008 and 2009 at Thomas Jefferson School of Law, and prior thereto at California Western School of Law.

In addition to his varied business experience, Mr. Kane brings to our Board his many years as a tax attorney and law professor.  Mr. Kane also brings his experience as a past President of Craig Corporation and of Reading Company, two of our corporate predecessors, as well as his experience as a former member of the boards of directors of several publicly held corporations.

Douglas J. McEachern.  Douglas J. McEachern has been a Director of our Company since May 17, 2012. Mr. McEachern currently serves as the Chair of our Audit Committee, a position he has held since August 1, 2012 and as a member of our Compensation Committee, since May 14, 2016.  He has served as a member of the board and of the audit and compensation committees for Willdan Group, a NASDAQ listed engineering company, since 2009.  From June 2011 until October 2015, Mr. McEachern was a director of Community Bank in Pasadena, California and a member of its audit committee.  Mr. McEachern served as the chair of the board of Community Bank from October 2013 until October 2015.  He also is a member of the finance committee of the Methodist Hospital of Arcadia.  From September 2009 to December 2015, Mr. McEachern served as an instructor of auditing and accountancy at Claremont McKenna College.  Mr. McEachern was an audit partner from July 1985 to May 2009 with the audit firm of Deloitte & Touche, LLP, with client concentrations in financial institutions and real estate.  Mr. McEachern was also a Professional Accounting Fellow with the Federal Home Loan Bank board in Washington DC, from June 1983 to July 1985.  From June 1976 to June 1983, Mr. McEachern was a staff member and subsequently a manager with the audit firm of Touche Ross & Co. (predecessor to Deloitte & Touche, LLP).  Mr. McEachern received a B.S. in Business Administration in 1974 from the University of California, Berkeley, and an M.B.A. in 1976 from the University of Southern California.

Mr. McEachern brings to our Board his more than 39 years’ experience meeting the accounting and auditing needs of financial institutions and real estate clients, including our Company.  Mr. McEachern also brings his experience reporting as an independent auditor to the boards of directors of a variety of public reporting companies and as a board member himself for various companies and not-for-profit organizations.

Michael Wrotniak.  Michael Wrotniak has been a Director of our Company since October 12, 2015, and has served as a member of our Audit Committee since October 25, 2015.  Since 2009, Mr. Wrotniak has been the Chief Executive Officer of Aminco Resources, LLC (“Aminco”), a privately held international commodities trading firm.  Mr. Wrotniak joined Aminco in 1991 and is credited with expanding Aminco’s activities in Europe and Asia.  By establishing a joint venture with a Swiss engineering company, as well as creating partnerships with Asia-based businesses, Mr. Wrotniak successfully diversified Aminco’s product portfolio.  Mr. Wrotniak became a partner of Aminco in 2002.  Mr. Wrotniak is a member of the Board of Advisors of the Little Sisters of the Poor at their nursing home in the Bronx, New York since approximately 2004.  Mr. Wrotniak graduated from Georgetown University in 1989 with a B.S. in Business Administration (cum laude).

Mr. Wrotniak is a specialist in foreign trade, and brings to our Board his considerable experience in international business, including foreign exchange risk mitigation.

Please see footnote 13 of the Beneficial Ownership of Securities table for additional information regarding the Cotter Trust and the election of Ellen M. Cotter, Margaret Cotter and James Cotter, Jr. to the Board.

Attendance at Board and Committee Meetings

During the year ended December 31, 2016, our Board met eleven times.  The Audit Committee held eleven meetings, the Compensation Committee held seven meetings, the Executive Committee met five times and the CEO Search Committee met once.  Each Director attended at least 75% of these Board meetings and at least 75% of the meetings of all committees on which he or she served.

Indemnity Agreements

We currently have indemnity agreements in place with each of our current Directors and senior officers and employees, as well as certain of the Directors and senior officers and employees of our subsidiaries.  Under these agreements, we have agreed, subject to certain exceptions, to indemnify each of these individuals against all expenses, liabilities and losses incurred in connection with any threatened, pending or contemplated action, suit or proceeding, whether civil or criminal, administrative or investigative, to which such individual is a party or is threatened to be made a party, in any manner, based upon, arising from, relating to or by reason of the fact that such individual is, was, shall be or has been a Director, officer, employee, agent or fiduciary of the Company.

Compensation of Directors

During 2016, we paid our non-employee Directors $50,000 per year.  We paid the Chair of our Audit Committee an additional $20,000 per year, the Chair of our Compensation Committee an additional $15,000 per year, the Executive Committee Chair an additional $20,000 per year and the Lead Independent Director an additional $10,000 per year.

In March 2016, the Board approved additional special compensation to be paid for extraordinary services to the Company and devotion of time in providing such services, as follows:

Guy W. Adams:	$50,000
Edward L. Kane:	$10,000
Douglas J. McEachern:	$10,000

In January, 2016, each of our then non-employee Directors received an annual grant of stock options to purchase 2,000 shares of our Class A Stock.  The options awarded have a term of five years, an exercise price equal to the market price of Class A Stock on the grant date and were fully vested immediately upon grant.  As discussed below, our outside director compensation was changed for the remainder of 2016 and the years thereafter.  See “2016 and Future Director Compensation,” below.

Director Compensation Table

The following table sets forth information concerning the compensation to persons who served as our non‑employee Directors during 2016 for their services as Directors.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Judy Codding	55,000	(3)	60,000	0	115,000
James J. Cotter, Jr.	44,492	(4)	60,000	0	104,492
Margaret Cotter (2)	11,058	(5)	0	0	11,058
Guy W. Adams	121,250	(6)	60,000	0	181,250
William D. Gould	60,000	(7)	60,000	0	120,000
Edward L. Kane	90,000	(8)	60,000	0	150,000
Douglas J. McEachern	83,750	(9)	60,000	0	143,750
Michael Wrotniak	57,500	(10)	60,000	0	117,500

________________________

(1)	Fair value of the award computed in accordance with FASB ASC Topic 718.
(2)

Until March 10, 2016, in addition to her Director’s fees, Ms. Margaret Cotter received a combination of fixed and incentive management fees under the OBI management agreement described under the caption “Certain Transactions and Related Party Transactions - OBI Management Agreement,” below.   Upon her appointment as EVP, Real Estate Management and Development – NYC, she ceased to receive compensation for her services as a director.

(3)	Represents payment of Base Director Fee of $50,000 and a Compensation Committee Member Fee of $5,000.
(4)	Represents payment of Base Director Fee of $50,000 less amounts related to expenses that were owed to Company.
(5)	Represents payment of prorated Base Director Fee for the 2016 First Quarter.
(6)

Represents payment of Base Director Fee of $50,000, Executive Committee Chairman Fee of $20,000 and a one-time payment of $50,000 for extraordinary services and unusual time demands. The amount also includes a prorated Compensation Committee Member Fee of $1,250 for the 2016 First Quarter.

(7)	Represents payment of Base Director Fee of $50,000 and Lead Independent Member Fee of $10,000.
(8)

Represents payment of Base Director Fee of $50,000, Audit Committee Member Fee of $7,500, Compensation Committee Chairman Fee of $15,000, Executive Committee Member Fee of $7,500 and a one-time payment of $10,000 for extraordinary services and unusual time demands.

(9)

Represents payment of Base Director Fee of $50,000, Audit Committee Chairman Fee of $20,000 and a one-time payment of $10,000.  The amount also includes a prorated Compensation Committee Member Fee of $3,750 for the 2016 Second, Third and Fourth Quarters.

(10)	Represents payment of Base Director Fee of $50,000 and Audit Committee Member Fee of $7,500.

2016 and Future Director Compensation

As discussed below in “Compensation Discussion and Analysis,” the Executive Committee of our Board, upon the recommendation of our Chief Executive Officer, requested the Compensation Committee to evaluate the Company's compensation policy for outside directors and to establish a plan that encompasses sound corporate practices consistent with the best interests of the Company.  Our Compensation Committee undertook to review, evaluate, revise and recommend the adoption of new compensation arrangements for executive and management officers and outside directors of the Company.  In January 2016, the Compensation Committee retained the international compensation consulting firm of Willis Towers Watson as its advisor in this process and also relied on our legal counsel, Greenberg Traurig, LLP.

The process followed by our Compensation Committee was similar to that in scope and approach used by the Compensation Committee in considering executive compensation.  Willis Towers Watson reviewed and presented to the Compensation Committee the competitiveness of the Company’s outside director compensation. The Company’s outside director compensation was compared to the compensation paid by the 15 peer companies (identified “Compensation Discussion and Analysis”). Willis Towers Watson’s key findings were:

•	Our annual Board retainer was slightly above the 50th percentile while the total cash compensation paid to outside Directors was close to the 25th percentile.
•	Due to our minimal annual Director equity grants, total direct compensation to our outside Directors was the lowest among the peer group.
•	We should consider increasing our committee cash compensation and annual Director equity grants to be in line with peer practices.

The foregoing observations and recommendations were studied, questioned and thoroughly discussed by our Compensation Committee, Willis Towers Watson and legal counsel over the course of our Compensation Committee meetings.  Among other things, our Compensation Committee discussed and considered the recommendations made by Willis Towers Watson regarding Director retainer fees and equity awards for Directors. Following discussion, our Compensation Committee recommended and our Board authorized that:

•	The Board retainer currently paid to outside Directors will not be changed.
•	The committee chair retainers will be increased to $20,000 for our Audit Committee and our Executive Committee and $15,000 for our Compensation Committee.
•	The committee member fees will be $7,500 for our Audit and Executive Committees and $5,000 for our Compensation Committee.
•	The Lead Independent Director fee will be increased to $10,000.
•

The annual equity award value to Directors will be $60,000 as a fixed dollar value based on the closing price on the date of the grant and, that the equity award be restricted stock units and that such restricted stock units have a twelve month vesting period.

•	Our Board also approved additional special compensation to be paid to certain directors for extraordinary services provided to us and devotion of time in providing such services as follows:
o	Guy W. Adams, $50,000
o	Edward L. Kane, $10,000
o	Douglas J. McEachern, $10,000

Our Board compensation was made effective for the year 2016 and equity grants were made on March 10, 2016 based upon the closing of the Company's Class A Common Stock on such date.

Vote Required

The eight nominees receiving the greatest number of votes cast at the Annual Meeting will be elected to the Board.

The Board has nominated each of the nominees discussed above to hold office until the 2018 Annual Meeting of Stockholders and thereafter until his or her respective successor has been duly elected and qualified.  The Board has no reason to believe that any nominee will be unable or to serve and all nominees named have consented to serve if elected.

Ellen M. Cotter and Margaret Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or 71.9%, of our Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of eight nominees named in this Proxy Statement for election to the Board discussed under Proposal 1 (the Election of Directors).

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") requires that our stockholders have the opportunity to cast a non-binding, advisory vote regarding the approval of the compensation of our “named executive officers” as disclosed in this Proxy Statement. A description of the compensation paid to these individuals is set out below under the heading, “Executive Compensation.”

We believe that the compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution).

At our Annual Meeting of Stockholders held on May 15, 2014, we held an advisory vote on executive compensation.  Our stockholders voted in favor of our Company’s executive compensation.  The Compensation Committee reviewed the results of the advisory vote on executive compensation in 2014 and did not make any changes to our compensation based on the results of the vote.

This vote is advisory in nature and therefore is not binding on either our Board or us. However, the Compensation Committee will take into account the outcome of the stockholder vote on this proposal when considering future executive compensation arrangements. Furthermore, this vote is not intended to address any specific item of compensation, but rather the overall compensation of our “named executive officers” and our general compensation policies and practices.

Vote Required

The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

Ellen M. Cotter and Margaret Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or 71.9%, of our Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of the advisory vote on the “say on pay” for our “named executive officers” discussed under Proposal 2 (the Executive Compensation Proposal).

Recommendation of the Board

The Board recommends a vote “FOR” the approval OF the compensation paid to our named executive officers.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires our stockholders to have the opportunity to cast a non-binding, advisory vote regarding how frequently we should conduct a say-on-pay vote (similar to Proposal 2 above). At our 2011 Annual Meeting of stockholders, our stockholders voted to hold an advisory vote on executive compensation every three years. Accordingly, we have subsequently submitted say-on-pay proposals on executive compensation every three years at our annual meetings.

We are required to hold a vote on the frequency of say-on-pay proposals every six years. As a result, we are again asking you to vote on whether you would prefer an advisory vote every one, two or three years or you may abstain. The Board has determined that an advisory vote on executive compensation every year is the best approach for the Company. This recommendation is based on a number of considerations, including the following:

•	Our Company has implemented a number of corporate governance best practices and this recommendation is in keeping with that direction; and
•	An annual cycle will provide stockholders the opportunity to make a non-binding vote on our executive compensation, rather than the previous three year cycle.

Vote Required

The option receiving the greatest number of votes (every one, two or three years) will be considered the frequency approved by stockholders. Although the vote is non-binding, the Board will take into account the outcome of the vote when making future decisions about the frequency for holding an advisory vote on executive compensation.

Ellen M. Cotter and Margaret Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or 71.9%, of our Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of conducting the Advisory Vote on Executive Compensation every year.

Recommendation of the Board

The Board of Directors Unanimously recommends that stockholders vote to conduct an advisory vote ON EXECUTIVE COMPENSATION every year.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE COMPANY’S 2010 STOCK INCENTIVE PLAN

General

At the Annual Meeting, the stockholders will be asked to approve an amendment to the 2010 Stock Incentive Plan (the “2010 Plan”) to increase the number of shares of Common Stock reserved for issuance under the 2010 Plan by an additional 947,460 shares to bring our authorization back up to the original 1,250,000 share authorization.

As of September 30, 2017, there were 302,540 shares authorized for issuance under the 2010 Plan and available for future grants or awards. The purpose of the amendment is to ensure that we will continue to have a sufficient reserve of Common Stock available under the 2010 Plan and will be able to maintain our equity incentive compensation program. Subject to the approval of stockholders, our Board adopted the amendment to the 2010 Plan on March 2, 2017, to increase the number of shares of Common Stock available for issuance under the 2010 Plan by 947,460 shares to bring our authorization back up to the original 1,250,000 share authorization.

We strongly believe that the approval of the amendment to the 2010 Plan is essential to our continued success. Our Board and management believe that equity awards motivate high levels of performance, align the interests of our employees and stockholders by giving directors, employees and consultants the perspective of owners with an equity stake in our Company, and provide an effective means of recognizing their contributions to the success of our Company. Our Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals. Our Board and management believe that the ability to grant equity awards will be important to our future success.

The following is a summary of the material terms of the 2010 Plan, as amended by the proposed amendment. This summary is not complete and is qualified in its entirety by reference to the full text of the 2010 Plan, as amended by the proposed amendment.

Share Reserve. If this amendment is approved, the number of shares of Common Stock reserved for issuance under the 2010 Plan will include (a) shares reserved for issuance under the 2010 Plan not to exceed an aggregate of 1,250,000 shares of Common Stock, (b) the number of shares available for issuance under the Plan shall be reduced by one (1) share for each share of Common Stock issued pursuant to a Stock Award granted under the 2010 Plan and (c) one (1) share for each Common Stock equivalent subject to a stock appreciation right granted under the 2010 Plan.

Vote Required

The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

Ellen M. Cotter and Margaret Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or 71.9%, of our Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of the 2010 Stock Incentive Plan Amendment discussed under Proposal 4 (the Plan Amendment Proposal).

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2010 STOCK INCENTIVE PLAN AMENDMENT.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee of our Board with respect to our audited financial statements for the fiscal year ended December 31, 2016.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The purpose of the Audit Committee is to assist our Board in its general oversight of our financial reporting, internal controls and audit functions.  The Audit Committee operates under a written Charter adopted by our Board.  The Charter is reviewed periodically and subject to change, as appropriate.  The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Grant Thornton LLP, our independent auditors. Management is responsible for: the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.  Grant Thornton LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting that is Integrated with Audit of Financial Statements.”  In addition, Grant Thornton LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Grant Thornton LLP their firm’s independence.

Based on their review of the consolidated financial statements and discussions with and representations from management and Grant Thornton LLP referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2016 for filing with the SEC.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States.  That is the responsibility of management and our independent registered public accounting firm.

In giving its recommendation to our Board, the Audit Committee relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Respectfully submitted by the Audit Committee. Douglas J. McEachern, Chair Edward L. Kane Michael Wrotniak

BENEFICIAL OWNERSHIP OF SECURITIES

Except as described below, the following table sets forth the shares of Class A Stock and Class B Stock beneficially owned on August 31, 2017 by:

•	each of our Directors;
•	each of our executive officers and current named executive officers set forth in the Summary Compensation Table of this Proxy Statement;
•	each person known to us to be the beneficial owner of more than 5% of our Class B Stock; and
•	all of our Directors and executive officers as a group.

Except as noted, and except pursuant to applicable community property laws, we believe that each beneficial owner has sole voting power and sole investment power with respect to the shares shown.  An asterisk (*) denotes beneficial ownership of less than 1%.

	Amount and Nature of Beneficial Ownership (1)
	Class A Stock		Class B Stock
Name and Address of Beneficial Owner	Number of Shares	Percentage of Stock	Number of Shares	Percentage of Stock
Directors and Named Executive Officers
Ellen M. Cotter (2)(13)	3,165,044	14.8	1,173,888	69.8
James J. Cotter, Jr. (3) (13)	2,698,394	12.6	696,080	41.4
Margaret Cotter (4)(13)	3,423,855	16.0	1,158,988	69.0
Guy W. Adams (5)	7,021	*	–	–
Judy Codding (6)	7,021	*	–	–
Devasis Ghose (7)	50,000	–	–	–
William D. Gould (8)	58,340	*	–	–
Edward L. Kane (9)	25,521	*	100	*
Andrzej J. Matyczynski (10)	55,493	*	–	–
Douglas J. McEachern (11)	44,321	*	–	–
Robert F. Smerling (12)	15,140	*	–	–
Michael Wrotniak	12,021	–	–	–

5% or Greater Stockholders
James J. Cotter Living Trust (13)	1,897,649	8.8	696,080	41.4
Estate of James J. Cotter, Sr. (Deceased) (13)	326,800	1.5	427,808	25.5
Mark Cuban (14) 5424 Deloache Avenue Dallas, Texas 75220	72,164	*	207,913	12.4
PICO Holdings, Inc. and PICO Deferred Holdings, LLC (15) 875 Prospect Street, Suite 301 La Jolla, California 92037	–	–	117,500	7.0
James J. Cotter Foundation	102,751	*
Cotter 2005 Grandchildren’s Trust	289,390	1.3
All Directors and executive officers as a group (12 persons) (16)	4,686,791	21.9	1,209,088	71.9

________________________

(1)

Percentage ownership is determined based on 21,377,070 shares of Class A Stock and 1,680,590 shares of Class B Stock outstanding on August 31, 2017.  Beneficial ownership has been determined in accordance with SEC rules.  Shares subject to options that are currently exercisable, or exercisable within 60 days following the date as of which this information is provided, and not subject to repurchase as of that date, which are indicated by footnote, are deemed to be beneficially owned by the person holding the options and are deemed to be outstanding in computing the percentage ownership of that person, but not in computing the percentage ownership of any other person.

(2)

The Class A Stock shown includes 34,941 shares subject to stock options as well as 802,903 shares held directly.  The Class A Stock shown also includes 102,751 shares held by the Cotter Foundation.  Ellen M. Cotter is a Co-Trustee of the Cotter Foundation and, as such, is deemed to beneficially own such shares.  Ms. Cotter disclaims beneficial ownership of such shares except to the extent of her pecuniary interest, if any, in such shares.  The Class A Stock shown also includes 297,070 shares that are part of the Cotter Estate that is being administered in the State of Nevada and 29,730 shares from the Cotter Profit Sharing Plan.  On December 22, 2014, the District Court of Clark County, Nevada, appointed Ellen M. Cotter and Margaret Cotter as co-executors of the Cotter Estate.  As such, Ellen M. Cotter would be deemed to beneficially own such shares.  The shares of Class A Stock shown also include 1,897,649 shares held by Cotter Trust.  See footnote (13) to this table for information regarding beneficial ownership of the shares held by the Cotter Trust.  As Co-Trustees of the Cotter Trust, the three Cotter family members would be deemed to beneficially own such shares depending upon the outcome of the matters described in footnote (13).  Together Margaret Cotter and Ellen M. Cotter beneficially own 1,208,988 shares of Class B Stock.

(3)

The Class A Stock shown is made up of 423,604 shares held directly. The Class A Stock shown also includes 274,390 shares held by the Cotter 2005 Grandchildren’s Trust and 102,751 held by the Cotter Foundation. Mr. Cotter, Jr. is Co-Trustee of the Cotter 2005 Grandchildren’s Trust and of the Cotter Foundation and, as such, is deemed to beneficially own such shares.  Mr. Cotter, Jr. disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares.  The Class A Stock shown also includes 1,897,649 shares held by the Cotter Trust, which became irrevocable upon Mr. Cotter, Sr.’s death on September 13, 2014.  See footnote (13) below for information regarding beneficial ownership of the shares held by the Cotter Trust.  As Co-Trustees of the Cotter Trust, the three Cotter family members would be deemed to beneficially own such shares depending upon the outcome of the matters described in footnote (13).  The Class A Stock shown includes 770,186 shares pledged as security for a margin loan. Mr. Cotter, Jr. asserts that options to purchase 50,000 shares granted in connection with his prior employment as CEO remain in effect; we do not believe that this is accurate and treat such options as forfeited.

(4)

The Class A Stock shown includes 11,981 shares subject to stock options as well as 810,284 shares held directly.  The Class A Stock shown also includes 102,751 shares held by the Cotter Foundation, 274,390 shares held by the Cotter 2005 Grandchildren’s Trust and 29,730 shares from the Cotter Profit Sharing Plan.  Margaret Cotter is Co-Trustee of the Cotter 2005 Grandchildren’s Trust and, as such, is deemed to beneficially own such shares.  Ms. Cotter disclaims beneficial ownership of such shares except to the extent of her pecuniary interest, if any, in such shares.  The Class A Stock shown includes 297,070 shares of Class A Stock that are part of the Cotter Estate.  As Co-Executor of the Cotter Estate, Ms. Cotter would be deemed to beneficially own such shares.  The shares of Class A Stock shown also include 1,897,649 shares held by the Cotter Trust.  See footnote (13) for information regarding beneficial ownership of the shares held by the Cotter Trust.  As Co-Trustees of the Cotter Trust, the three Cotter family members would be deemed to beneficially own such shares depending upon the outcome of the matters described in footnote (13).  Together Margaret Cotter and Ellen M. Cotter beneficially own 1,208,988 shares of Class B Stock.

(5)	The Class A Stock shown includes 2,000 shares subject to stock options.
(6)	The Class A Stock shown includes 2,000 shares subject to stock options.
(7)	The Class A Stock shown includes 42,500 shares subject to stock options.
(8)	The Class A Stock shown includes 9,000 shares subject to stock options.
(9)	The Class A Stock shown includes of 4,000 shares subject to stock options.
(10)	The Class A Stock shown includes of 28,736 shares subject to stock options.
(11)	The Class A Stock shown includes of 9,000 shares subject to stock options.
(12)	The Class A Stock shown includes of 4,981 shares subject to stock options.
(13)

On June 5, 2013, the Declaration of Trust establishing the Cotter Trust was amended and restated (the “2013 Restatement”) to provide that, upon the death of James J. Cotter, Sr., the Trust’s shares of Class B Stock were to be held in a separate trust, to be known as the “Reading Voting Trust,” for the benefit of the grandchildren of Mr. Cotter, Sr. Mr. Cotter, Sr. passed away on September 13, 2014.  The 2013 Restatement also names Margaret Cotter the sole trustee of the Reading Voting Trust and names James J. Cotter, Jr. as the first alternate trustee in the event that Ms. Cotter is unable or unwilling to act as trustee.  The trustees of the Cotter Trust, as of the 2013 Restatement, were Ellen M. Cotter and Margaret Cotter.  On June 19, 2014, Mr. Cotter, Sr. signed a 2014 Partial Amendment to Declaration of Trust (the “2014 Amendment”) that names Margaret Cotter and James J. Cotter, Jr. as the co-trustees of the Reading Voting Trust and provides that, in the event they are unable to agree upon an important trust decision, they shall rotate the trusteeship between them annually on each January 1st.  It further directs the trustees of the Reading Voting Trust to, among other things, vote the Class B Stock held by the Reading Voting Trust in favor of the appointment of Ellen M. Cotter, Margaret Cotter and James J. Cotter, Jr. to our Board and to take all actions to rotate the chairmanship of our Board among the three of them.  The 2014 Amendment states that James J. Cotter, Jr., Ellen M. Cotter and Margaret Cotter are Co‑Trustees of the Cotter Trust.  On February 6, 2015, Ellen M. Cotter and Margaret Cotter filed a Petition in the Superior Court of the State of California, County of Los Angeles, captioned In re James J. Cotter Living Trust dated August 1, 2000 (Case No. BP159755) (the “Trust Litigation”).  The Petition, among other things, seeks relief that could determine the validity of the 2014 Amendment and who between Margaret Cotter and James J. Cotter Jr. will have authority as trustee or co-trustees of the Reading Voting Trust to vote the shares of Class B Stock shown (in whole or in part) and the scope and extent of such authority.  Mr. Cotter, Jr. filed an opposition to the Petition.  On August 29, 2017, the Superior Court of the State of California for the County of Los Angeles entered a Tentative Statement of Decision (the "Tentative Ruling") in the matter regarding the Trust Litigation in which it tentatively determined, among other things, that Mr. Cotter, Jr., is not a trustee of the Cotter Trust, and that he has no say in the voting of such Class B Stock.  Under the Tentative Ruling, however, Mr. Cotter, Jr., would still succeed to the position of sole trustee of the voting sub-trust to be established under the Cotter Trust to hold the Class B Stock owned by the Cotter Trust (and it is anticipated, the Class B Stock currently held by the Cotter Estate), in the event of the death, disability or resignation of Margaret Cotter from such positon. Under the governing California Rules of Court, the Tentative Statement of Decision does not constitute a judgment and is not binding on the Superior Court.  The Superior Court remains free to modify or change its decision.   It is uncertain as to when, if ever, the Tentative Ruling will become final, or the form in which it will ultimately be issued.  Accordingly, the Company continues to show the stock held by the Cotter Trust as beneficially owned by each of Ellen M. Cotter, Margaret Cotter, and Mr. Cotter, Jr.    The 696,080 shares of Class B Stock shown in the table as being beneficially owned by the Cotter Trust are reflected on the Company’s stock register as being held by the Cotter Trust and not by the Reading Voting Trust.  The information in the table reflects direct ownership of the 696,080 shares of Class B Stock by the Cotter Trust in accordance with the Company’s stock register.

(14)	Based on Mr. Cuban’s Form 5 filed with the SEC on February 19, 2016 and Schedule 13D/A filed on February 22, 2016.

(15)	Based on the PICO Holdings, Inc. and PICO Deferred Holdings, LLC Schedule 13G filed with the SEC on January 14, 2009.
(16)	The Class A Stock shown includes 28,639 shares subject to options not currently exercisable. 32

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings.  Based solely on our review of the copies received by us and on the written representations of certain reporting persons, we believe that the following Form 4’s for transactions that occurred in 2016 were not filed or filed later than is required under Section 16(a) of the Securities Exchange Act of 1934:

Filer	Form	Transaction Date	Date of Filing
James J. Cotter Jr.	4	March 10, 2016	March 15, 2016
Judy Codding	4	March 10, 2016	March 15, 2016

In addition to the above, the following Forms 5 for transactions that occurred 2015 or 2016 were filed later than is required under Section 16(a) of the Securities Exchange Act of 1934.

Filer	Form	Transaction Date	Date of Filing
Andrzej J. Matyczynski	5	December 31, 2016	February 24, 2017

Insofar as we are aware, all required filings have now been made.

EXECUTIVE OFFICERS

The following table sets forth information regarding our current executive officers, other than Ellen M. Cotter and Margaret Cotter, whose information is set forth above under “Directors.”

Name	Age	Title
Dev Ghose	64	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
Robert F. Smerling	82	President - Domestic Cinemas
Wayne D. Smith	59	Managing Director – Australia and New Zealand
Andrzej J. Matyczynski	65	Executive Vice President – Global Operations

Devasis (“Dev”) Ghose.  Dev Ghose was appointed Chief Financial Officer and Treasurer on May 11, 2015, Executive Vice President on March 10, 2016 and Corporate Secretary on April 28, 2016.  Over the past 25 years, Mr. Ghose served as Executive Vice President and Chief Financial Officer in a number of senior finance roles with three NYSE-listed companies:  Skilled Healthcare Group (a health services company, now part of Genesis HealthCare) from 2008 to 2013, Shurgard Storage Centers, Inc. (an international company focused on the acquisition, development and operation of self-storage centers in the US and Europe; now part of Public Storage) from 2004 to 2006, and HCP, Inc., (which invests primarily in real estate serving the healthcare industry) from 1986 to 2003, and as Managing Director-International for Green Street Advisors (an independent research and trading firm concentrating on publicly traded real estate corporate securities in the US & Europe) from 2006 to 2007.  Prior thereto, Mr. Ghose worked for PricewaterhouseCoopers in the U.S. and KPMG in the UK from 1975 to 1985.  He qualified as a Certified Public Accountant in the U.S. and a Chartered Accountant in the U.K., and holds an Honors Degree in Physics from the University of Delhi, India and an Executive M.B.A. from the University of California, Los Angeles.

Robert F. Smerling.  Robert F. Smerling has served as President of our domestic cinema operations since 1994.   He has been involved in the acquisition and/or development of all of our existing cinemas.  Prior to joining our Company, Mr. Smerling was the President of Loews Theaters, at that time a wholly owned subsidiary of Sony.  While at Loews, Mr. Smerling oversaw operations at some 600 cinemas employing some 6,000 individuals and the development of more than 25 new multiplex cinemas.  Among Mr. Smerling’s accomplishments at Loews was the development of the Lincoln Square Cinema Complex with IMAX in New York City, which continues today to be one of the top five grossing cinemas in the United States.  Prior to Mr. Smerling’s employment at Loews, he was Vice Chairman of USA Cinemas in Boston, and President of Cinemanational Theatres. Mr. Smerling, a recognized leader in our industry, has been a director of the National Association of Theater Owners, the principal trade group representing the cinema exhibition industry.

Wayne D. Smith.  Wayne D. Smith joined our Company in April 2004 as our Managing Director - Australia and New Zealand, after 23 years with Hoyts Cinemas.  During his time with Hoyts, he was a key driver, as Head of Property, in growing that company’s Australian and New Zealand operations via an AUD$250 million expansion to more than 50 sites and 400 screens.  While at Hoyts, his career included heading up the group’s car parking company, cinema operations, representing Hoyts as a director on various joint venture interests, and coordinating many asset acquisitions and disposals the company made.

Andrzej J. Matyczynski.  On March 10, 2016, Mr. Matyczynski was appointed as our Executive Vice President—Global Operations.  From May 11, 2015 until March 10, 2016, Mr. Matyczynski acted as the Strategic Corporate Advisor to the Company, and served as our Chief Financial Officer and Treasurer from November 1999 until May 11, 2015 and as Corporate Secretary from May 10, 2011 to October 20, 2014.  Prior to joining our Company, he spent 20 years in various senior roles throughout the world at Beckman Coulter Inc., a U.S. based multi-national.  Mr. Matyczynski earned a Master’s Degree in Business Administration from the University of Southern California.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role and Authority of the Compensation Committee

Background

As a controlled company, we are exempt from the NASDAQ Listing Rules regarding the determination of executive compensation solely by independent directors. Notwithstanding such exemption, we have established a standing Compensation Committee consisting of three of our independent Directors.  Our Compensation Committee charter requires our Compensation Committee members to meet the independence rules and regulations of the Securities Exchange Commission and the NASDAQ Stock Market.

In early 2016, our Compensation Committee conducted a thorough evaluation of our compensation policy for executive officers and outside directors to establish a plan that encompasses best corporate practices consistent with our Company’s best interests.  Our Compensation Committee reviewed, evaluated, and recommended to our Board of Directors the adoption of new compensation arrangements for our executive and management officers and outside directors.  Our Compensation Committee retained the international compensation consulting firm of Willis Towers Watson as its advisor in this process, and the Committee also relied on the advice of our legal counsel, Greenberg Traurig, LLP.

Compensation Committee Charter

Our Compensation Committee Charter delegates the following responsibilities to our Compensation Committee:

•	in consultation with our senior management, to establish our compensation philosophy and objectives;
•

to review and approve all compensation, including salary, bonus, incentive and equity compensation, for our Chief Executive Officer and our executive officers, provided that our Chief Executive Officer may not be present during voting or deliberations on his or her compensation;

•

to approve all employment agreements, severance arrangements, change in control provisions and agreements and any special or supplemental benefits applicable to our Chief Executive Officer and other executive officers;

•

to approve and adopt, on behalf of our Board, incentive compensation and equity-based compensation plans, or, in the case of plans requiring stockholder approval, to review and recommend such plan to the stockholders;

•

to review and discuss with our management and our counsel and auditors, the disclosures made in the Compensation Discussion and Analysis and advise our Board whether, in the view of the Committee, the Compensation Discussion and Analysis is, in form and substance, satisfactory for inclusion in our annual report on Form 10-K and proxy statement for the annual meeting of stockholders;

•	to prepare an annual compensation committee report for inclusion in our proxy statement for the annual meeting of stockholders in accordance with the applicable rules of the SEC;
•	to periodically review and reassess the adequacy of the Compensation Committee Charter and recommend any proposed changes to the Board for approval;
•

to administer our equity-based compensation plans, including the grant of stock options and other equity awards under such plans, the exercise of any discretion accorded to the administrator of all such plans and the interpretation of the provisions of such plans and the terms of any awards made under the plans; and

•

to consider the results of the most recent stockholder advisory vote on executive compensation required by Section 14A of the Securities Exchange Act of 1934 when determining compensation policies and making decisions on executive compensation.

Under the Compensation Committee Charter, "executive officer" is defined to mean the chief executive officer, president, chief financial officer, chief operating officer, general counsel, principal accounting officer, any executive vice president of the Company and any Managing Director of Reading Entertainment Australia Pty Ltd and/or Reading New Zealand, Ltd.; provided that any compensation determinations pertaining to Ellen M. Cotter and Margaret Cotter are subject to review and approval by our Board.

The Compensation Committee Charter is available on our website at http://www.readingrdi.com/Committee-Charters.

Executive Compensation

In early 2016, our Compensation Committee, following consultation with Willis Towers Watson, our Chief Executive Officer, and our legal counsel, reviewed the Company’s compensation levels, programs and practices.  As part of its engagement, Willis Towers Watson recommended and the Compensation Committee adopted a new peer group that the Committee believed reflected our geographic operations since the peer group included companies based in the U.S. and Australia and the companies in the peer group were comparable to us based on revenue.

The peer group adopted by the Compensation Committee included the following 15 companies:1

Arcadia Realty Trust	Inland Real Estate Corp.
Associated Estates Realty Corp.	Kite Realty Group Trust
Carmike Cinemas Inc.	Marcus Corporation
Cedar Realty Trust Inc.	Pennsylvania Real Estate Investment Trust
Charter Hall Group	Ramco-Gershenson Properties Trust
EPR Properties	Urstadt Biddle Properties Inc.
Vicinity Centres	Village Roadshow Ltd.
IMAX Corporation

The Compensation Committee used the peer group in reviewing compensation paid to executive and management officers by position, in light of each person’s duties and responsibilities.  In addition, Willis Towers Watson also compared our top executive and management positions to (i) executive compensation paid by a peer group and (ii) two surveys, the 2015 Willis Towers Watson Data Services Top Management Survey Report and the 2015 Mercer MBD Executive Compensation Survey, in each case, identified by office position and duties performed by the officer.

Willis Towers Watson prepared a summary for the Compensation Committee that measured our executive and management compensation against compensation paid by peer group companies and the companies listed in the two surveys based on the 25th, 50th and 75th percentile of such peer group and surveyed companies. The 50th

____________________________

1  In early 2017, our Compensation Committee engaged Willis Towers Watson to review again the peer group. Based on the recommendations of Willis Towers Watson, the Compensation Committee approved a new peer group for 2017, which included the above companies, except for the following which were removed:  Associated Estates Realty Corp., Carmike Cinemas, Inland Real Estate Corp, each of which were acquired, and EPR Properties and Vicinity Centres, which were believed to no longer be size comparable.  In their place, the following companies were added: Global Eagle Entertainment, National CineMedia, Red Lion Hotels Corporation, Retail Opportunity Investments Corp. and Saul Centers, Inc.

percentile was the median compensation paid by such peer group and surveyed companies to executives performing similar responsibilities and duties. The summary included base salary, short term incentive (cash bonus) and long term incentive (equity awards) of the peer and surveyed companies to the base salary, short term incentive and long term incentive provided to our executives and management.

The summary concluded that, except in a few positions, we were generally competitive in base salary, however, we were not competitive when short-term incentives and long term incentives were included in the total compensation paid to our executives and management.

As a result of the foregoing factors, the Compensation Committee implemented commencing in 2016:

•	A formal annual incentive program for all executives; and
•	A regular annual grant program for long-term incentives.

Additionally, our Compensation Committee recommended, and our Board subsequently adopted, a compensation philosophy for our executive and management team members to:

•	Attract and retain talented and dedicated management team members;
•	Provide overall compensation that is competitive in its industry;
•	Correlate annual cash incentives to the achievement of its business and financial objectives; and
•	Provide management team members with appropriate long-term incentives aligned with stockholder value.

As part of the compensation philosophy, our compensation focus will be to (1) drive our strategic plan on growth, (2) align officer and management performance with the interests of our stockholders, and (3) encourage retention of our officers and management team members.

In furtherance of our compensation policy, our Compensation Committee adopted an executive and management officer compensation structure for 2016 consisting of:

•	A base salary comparable with job description and industry standard;
•

A  short-term incentive plan based on a combination of factors including overall corporate and division performance as well as individual performance with a target bonus opportunity to be denominated as a percent of base salary with specific goals weightings and pay-out ranges; and

•	A long-term incentive or equity awards in line with job description, performance, and industry standards.

Reflecting the new approach, our Compensation Committee established (i) 2016 annual base salaries at levels that it believed were generally competitive with executives in our peer group and in other comparable publicly-held companies as described in the executive pay summary assessment prepared by Willis Towers Watson, except for the base salary of our Chief Executive Officer, which remains below the 25th percentile, (ii) short term incentives in the form of discretionary annual cash bonuses based on the achievement of identified goals and benchmarks, and (iii) long-term incentives in the form of employee stock options and restricted stock units will be used as a retention tool and as a means to further align an executive’s long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to help drive increases in stockholder value.

In the future, it is anticipated that our Compensation Committee will continue to evaluate both executive performance and compensation to maintain our ability to attract and retain highly-qualified executives in key positions and to assure that compensation provided to executives remains competitive when compared to the compensation paid to similarly situated executives of companies with whom we compete for executive talent or that we consider comparable to our company.

Role of Chief Executive Officer in Compensation Decisions

At our Compensation Committee’s direction, our Chief Executive Officer prepared an executive compensation review for 2016 for each executive officer (other than the Chief Executive Officer), as well as the full executive team, which included recommendations for:

•	2016 Base Salary;
•	A proposed year-end short-term incentive in the form of a target cash bonus based on the achievement of certain objectives; and
•	A long-term incentive in the form of stock options and restricted stock units for the year under review.

Our Compensation Committee performs an annual review of executive compensation, generally in the first quarter of the year following the year in review, with a presentation by our Chief Executive Officer regarding each element of the executive compensation arrangements.  As part of the compensation review, our Chief Executive Officer may also recommend other changes to an executive’s compensation arrangements such as to elect a change in the executive’s responsibilities. Our Compensation Committee will evaluate the Chief Executive Officer’s recommendations and, in its discretion, may accept or reject the recommendations, subject to the terms of any written employment agreements.

In the first quarter of 2017, our Compensation Committee met separately and with our Chief Executive Officer to review the performance goals of our various officers and to determine the extent to which the officer achieved such goals.  Our Compensation Committee, in determining final incentive compensation for services rendered in 2016, also considered, among other things, the recommendations of our Chief Executive Officer, the overall operating results of our Company and the challenges met in achieving those operating results. The Committee noted the following with respect to 2016:

•	We made significant strides in our investor relations program and our stock price hit record highs.
•	Our total revenues in 2016 were the highest on record.
•	Record operational performance was achieved across important metrics in each cinema division.
•	A new theater was opened in Hawaii, our Company commenced the CAPEX program in the U.S. and completed the renovations of three Australia and New Zealand theaters.
•	Gradual steps were taken in Australia and New Zealand to further expand the cinema portfolio while reviewing several opportunities in the U.S.
•	Significant steps were taken through the year to progress our most important value creation projects: Union Square in the U.S., Newmarket Village in Australia and Courtenay Central in New Zealand.
•	We acquired and substantially completed the renovation of our new corporate headquarters in Culver City, California.
•	We completed three separate financing facilities and renegotiated two others.
•	We took several important steps in significantly improving corporate governance.
•	We overhauled our executive compensation structure and philosophy to better align compensation with the interest of stockholders.

Chief Executive Officer Compensation

On June 12, 2015, our Board appointed Ellen M. Cotter as our interim President and Chief Executive Officer.  Initially, her base salary remained the same and she continued to receive the same base salary of $402,000 that she received at the time of her appointment.    In March of 2016, the Compensation Committee, with the assistance of Willis Towers Watson and Ms. Cotter, adopted new procedures regarding officer compensation.

For 2016, our Compensation Committee met in executive sessions without our Chief Executive Officer to consider the Chief Executive Officer’s compensation, including base salary, cash bonus and equity award, if any. Prior to such executive sessions, our Compensation Committee interviewed our Chief Executive Officer to obtain a better understanding of factors contributing to the Chief Executive Officer's compensation. With the exception of these executive sessions of our Compensation Committee, as a rule, our Chief Executive Officer participated in all deliberations of the Compensation Committee relating to executive compensation. However, our Compensation Committee also asked our Chief Executive Officer to be excused for certain deliberations with respect to the compensation recommended for Margaret Cotter, the sister of our Chief Executive Officer.

The Base Salary set for our Chief Executive Officer for 2016, or $450,000, remains substantially below the market base salary median for our peer companies.  By comparison, the Willis Towers Watson report showed that the 25th, 50th and 75th percentiles in the market peer group of Chief Executive Officer base salaries were $505,000, $565,000 and $695,000, respectively.  Because Ms. Cotter’s potential short term incentive payment was based on a percentage (95%) of her base salary, which was below the 25th percentile of market peers,  Ms. Cotter’s potential short term incentive payment was also set to be in a lower range than market peers.

In the first quarter of 2017, our Compensation Committee met separately and with our Chief Executive Officer to review the performance goals of our various officers and to determine the extent to which the officer achieved such goals.  Our Compensation Committee, in determining final incentive compensation for services rendered in 2016, also considered, among other things, the recommendations of our Chief Executive Officer, the overall operating results of our Company and the challenges met in achieving those operating results.

2016 Base Salaries

Our Compensation Committee reviewed the executive pay summary prepared by Willis Towers Watson and other factors and engaged in extensive deliberation and then recommended the following 2016 base salaries for the following officers. For 2016 base salaries, our Board approved the recommendations of our Compensation Committee for 2016 base salaries for the President and Chief Executive Officer, Chief Financial Officer and our three most highly paid executive officers other than our Chief Executive Officer and the Chief Financial Officer, collectively referred as our “named executive officers.”

Name	Title	2016 Base Salary
Ellen Cotter (1)	President and Chief Executive Officer	$450,000
Dev Ghose	EVP, Chief Financial Officer, Treasurer and Corporate Secretary	400,000
Andrzej J. Matyczynski (2)	EVP-Global Operations	336,000
Robert F. Smerling	President, US Cinemas	375,000
Margaret Cotter (3)	EVP-Real Estate Management and Development-NYC	350,000	(3)

________________________

(1)	Ellen M. Cotter was appointed President and Chief Executive Officer on January 8, 2016. From June 12, 2015 until January 8, 2016, Ms. Cotter was the Interim President and Chief Executive Officer.
(2)

Andrzej J. Matyczynski was the Company’s Chief Financial Officer and Treasurer until May 11, 2015 and thereafter he acted as Strategic Corporate Advisor to the Company.  He was appointed EVP-Global Operations on March 10, 2016.

(3)

Margaret Cotter was retained by the Company as a full time employee commencing March 10, 2016.  Prior to that time, she provided services as an employee of OBI.  A discussion of that arrangement and the amounts paid to OBI are set forth under the caption Related Party Transactions, below.  The $350,000 amount specified in the table was an annual compensation, of which $285,343 was paid with respect to services performed in 2016.

2016 Short Term Incentives

The Short Term Incentives authorized by our Compensation Committee provide our executive officers and other management team members, who are selected to participate, with an opportunity to earn an annual cash bonus based upon the achievement of certain company financial goals, division goals and individual goals, established by our Chief Executive Officer and approved by our Compensation Committee. Because of the family relationship, the compensation payable to our Chief Executive Officer, Ellen Cotter, and Margaret Cotter must also be approved by our Board. Participants in the short-term incentive plan are advised of his or her annual potential target bonus expressed as a percentage of the participant’s base salary and by dollar amount.  The participant will be eligible for a short-term incentive bonus once the participant achieves goals identified at the beginning of the year for a threshold target, the potential target or potential maximum target bonus opportunity.

For 2016, the performance goals for our named executive officers included (i) a target for company-wide “Compensation Adjusted EBITDA” (a non-GAAP measure defined below) of $39,000,000; and (ii) Company-wide Property Development metrics.  In addition, each of our named executive officers was given Compensation Committee approved individually tailored goals based on their respective areas of responsibility.

Management and the Compensation Committee use “Earnings before Interest, Taxes, Depreciation and Amortization, or “EBITDA,” a non-GAAP financial measure, for a number of purposes in assessing the performance of the Company. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2016,  Item 6 – Selected Financial Data, a copy of which accompanies this Proxy Statement for a discussion and reconciliation of EBITDA.  “Compensation Adjusted EBITDA” is one of the two principal Company-wide performance metrics used by the Compensation Committee and for assessing the performance of executives of the Company.  Compensation Adjusted EBITDA is not otherwise used by management and is calculated in a manner intended to adjust out of EBITDA those elements not generally within the control of our executives, taking into account the precision of the annual operating and capital expenditure budgets and the circumstances during the year.  The Compensation Adjusted EBITDA approved by our Compensation Committee for determining short-term incentives includes the following adjustments to EBITDA, with the amount of adjustments in 2016 as indicated:

($ in thousands)
Net Income (Comparable GAAP financial measure)	9,403
EBITDA (Non-GAAP measure, see Item 6 – Selected Financial Data for reconciliation to net income)	$35,894
Compensation Committee adjustments to EBITDA:
(i) Adjustment for litigation expenses	3,651
(ii) Elimination of gains and losses from disposition of assets	(393)
(iii) Elimination of unusual or non-recurring events not included in the Company’s budget for the performance period, such as the sale of a cinema(s) or the cessation of a cinema operation as a result of a natural disaster	1,421
(iv) Elimination of unbudgeted impairment charges or gains	–
(v) Elimination of non-cash deferred compensation	799
(vi) Elimination of exchange rate adjustments	359
(vii) Box office/attendance industry adjustments to account for industry	–
Compensation Adjusted EBITDA	$41,731

Ms. Ellen M. Cotter is our President and Chief Executive Officer.  Her target bonus opportunity of 95% of Base Salary was dependent on Ms. Cotter’s achievement of her performance goals and achievement of corporate goals discussed above. Of that potential target bonus opportunity, her threshold bonus was achievable based upon meeting or exceeding the above referenced Company-wide goals (50%) and upon Ms. Cotter’s meeting or achieving certain individual goals (50%). Her individual goals included development of certain strategies and vision for our Company, working on development of 2017’s corporate budget, developing a stronger human resources function, working with our finance and tax groups to establish stronger procedures and controls and strategically evaluating certain of our real estate assets for value creation. Based on our Compensation Committee’s review, Ms. Cotter was awarded a bonus of $363,375.  Ms. Cotter’s bonus was also approved by our Board.

Dev Ghose is our EVP, Chief Financial Officer, Treasurer and Corporate Secretary.  His potential target bonus opportunity of 50% of Base Salary was achievable based upon meeting or exceeding the above referenced Company-wide goals (50%) and on Mr. Ghose’s meeting or achieving certain individual goals (50%) related to his areas of responsibility, including internal audit, global financing costs, project financing, investor relations and return of stockholder capital.  Based on our Compensation Committee’s review, Mr. Ghose was awarded a bonus of $170,000. Mr. Andrzej J. Matyczynski is our EVP - Global Operations.  His target bonus opportunity of 50% of Base Salary was achievable based upon meeting or exceeding the above referenced Company-wide goals (40%), meeting or exceeding division performance goals (30%), and on Mr. Matyczynski’s meeting or exceeding certain individual goals (30%) related to his areas of responsibility, including certain corporate growth and cinema division goals.  Based on our Compensation Committee’s review, Mr. Matyczynski was awarded a bonus of $50,000.  Mr. Robert Smerling is President, US Cinemas.  His target bonus opportunity of 30% of Base Salary was achievable based upon meeting or exceeding the above referenced Company-wide goals (40%), achievement of division performance goals (30%), and on Mr. Smerling’s meeting or exceeding certain individual goals (30%) related to his areas of responsibility, including certain US cinemas/film buying, US circuit growth and US real estate/US circuit growth.  Based on our Compensation Committee’s review, Mr. Smerling was awarded a bonus of $72,068.  Ms. Margaret Cotter is our EVP – Real Estate Management and Development-NYC.  Her target bonus opportunity of 30% of Base Salary was achievable based upon meeting or exceeding the above referenced Company-wide goals (40%), meeting or exceeding division performance goals (30%), and on Ms. Cotter’s meeting or exceeding certain individual goals (30%) related to her areas of responsibility, including certain New York City real estate and live theater matters.  Based on our Compensation Committee’s review, Ms. Cotter was awarded a bonus of $95,000.  Ms.

Cotter’s bonus was also approved by our Board.

The positions of other management team members had target bonus opportunities ranging from 20% to 30% of Base Salary based on achievement certain goals. The highest level of achievement, participants were eligible to receive up to a maximum of 150% of his or her target bonus amount.  While Company-wide goals were objectively measurable, many of the individual goals had both objective and subjective elements, so the Compensation Committee used discretion in making its final decisions.

Long-Term Incentives

Long-Term incentives utilize the equity-based plan under our 2010 Stock Incentive Plan, as amended (the “2010 Plan”).  For 2016, executive and management team participants received awards in the following forms: 50% time-based restricted stock units and 50% non-statutory stock options. The grants of restricted stock units and options will vest ratably over a four (4) year period with 1/4th vesting on each anniversary date of the grant date.

The following grants were made for 2016 on March 10, 2016:

2016
Name	Title	Dollar Amount of Restricted Stock Units	Dollar Amount of Non-Statutory Stock Options (1)
Ellen M. Cotter	President and Chief Executive Officer	$150,000	$150,000
Devasis Ghose (2)	EVP, Chief Financial Officer, Treasurer and Corporate Secretary	0	0
Robert F. Smerling	President, US Cinemas	50,000	50,000
Andrzej J. Matyczynski	EVP-Global Operations	37,500	37,500
Margaret Cotter	EVP-Real Estate Management and Development-NYC	50,000	50,000

________________________

(1)	The number of shares of stock to be issued will be calculated using the Black Scholes pricing model as of the date of grant of the award.
(2)	Mr. Dev Ghose was awarded 100,000 non-statutory stock options vesting over a 4-year period commencing on Mr. Ghose’s first day of employment on May 11, 2015.

All long-term incentive awards are subject to other terms and conditions set forth in the 2010 Stock Incentive Plan and award grant. In addition, individual grants include certain accelerated vesting provisions.  In the case of employees, the accelerated vesting will be triggered upon (i) the award recipient’s death or disability, (ii)  certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or resignation for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have been substituted.    In the case of awards to non-executive directors, the accelerated vesting will be triggered upon a change of control or certain corporate transactions in which awards are not replaced with substantially equivalent awards.

Our Compensation Committee has generally discussed, but has not yet seriously evaluated, future consideration of adding a performance condition to the long-term incentive awards.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax basis through contributions to the plan. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees generally. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage, and these matching contributions are fully vested as of the date on which the contribution is made.  We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Other Retirement Plans

During 2012, Mr. Matyczynski was granted an unfunded, nonqualified deferred compensation plan (“DCP”) that was partially vested and was to vest further so long as he remained in our continuous employ.  The DCP allowed Mr. Matyczynski to defer part of the cash portion of his compensation, subject to annual limits set forth in the DCP.  The funds held pursuant to the DCP are not segregated and do not accrue interest or other earnings.  If Mr. Matyczynski were to be terminated for cause, then the total vested amount would be reduced to zero.  The incremental amount vested each year was made subject to review and approval by our Board.  Please see the “Nonqualified Deferred Compensation” table for additional information.  In addition, Mr. Matyczynski is entitled to a lump-sum severance payment of $50,000, provided there has been no termination for cause and subject to certain offsets, upon his retirement.

Upon the termination of Mr. Matyczynski’s employment, he will also be entitled under the DCP agreement to payment of the vested benefits under his DCP in annual installments following the later of (a) 30 days following Mr. Matyczynski’s 65th birthday or (b) six months after his separation from service for reasons other than his death or termination for cause.  The DCP was to vest over seven years and with full vesting to occur in 2019 at $1,000,000 in deferred compensation. However, in connection with his changed employment to EVP - Global Operations, the Company and Mr. Matyczynski agreed that the Company would cease making contributions to the DCP on April 15, 2016 and that the final contributions by the Company to the DCP would be $150,000 for 2015, and $21,875 for 2016, satisfying the Company’s total contribution obligations under the DCP at an amount of $621,875.

The DCP is an unfunded contractual obligation of the Company.  DCP benefits are paid from the general assets of the Company.  However, the Company reserves the right to establish a grantor trust from which DCP benefits may be paid.

In March 2016, the Compensation Committee approved a one-time retirement benefit for Robert Smerling, President, Cinema Operations, due to his significant long term service to the Company. The retirement benefit is a single year benefit in an amount equal to the average of the two highest total cash compensation (base salary plus cash bonus) years paid to Mr. Smerling in the then most recently completed five-year period.

We currently maintain no other retirement plan for our named executive officers.

Key Person Insurance

We maintain life insurance on certain individuals who we believe to be key to our management, including certain named executive officers.  If such individual ceases to be our employee or independent contractor, as the case may be, she or he is permitted, by assuming responsibility for all future premium payments, to replace our Company as the beneficiary under such policy. These policies allow each such individual to purchase up to an equal amount of insurance for such individual’s own benefit.  In the case of our employees, the premium for both the insurance as to which we are the beneficiary and the insurance as to which our employee is the beneficiary, is paid by us.  In the case of named executive officers, the premium paid by us for the benefit of such individual is reflected in the Compensation Table in the column captioned “All Other Compensation.”

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally.  We do not generally provide our named executive officers with perquisites or other personal benefits.  Historically, certain of our other named executive officers also received an automobile allowance. The table below shows car allowances granted to our named executive officers under their employment agreements or arrangements. Beginning in 2017, our Compensation Committee recommended and management has agreed to eliminate car allowances. From time to time, we may provide other perquisites to one or more of our other named executive officers.

Officer	Annual Allowance ($)
Ellen M. Cotter	13,800
Devasis Ghose	12,000
Robert F. Smerling	18,000
Andrzej J. Matyczynski	12,000

Tax and Accounting Considerations

Deductibility of Executive Compensation

Subject to an exception for “performance-based compensation,” Section 162(m) of the Internal Revenue Code generally prohibits publicly held corporations from deducting for federal income tax purposes annual compensation paid to any senior executive officer to the extent that such annual compensation exceeds $1.0 million. Our Compensation Committee and our Board consider the limits on deductibility under Section 162(m) in establishing executive compensation, but retain the discretion to authorize the payment of compensation that exceeds the limit on deductibility under this Section.

Nonqualified Deferred Compensation

We believe we are operating, where applicable, in compliance with the tax rules applicable to nonqualified deferred compensation arrangements.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently composed of Mr. Kane, who serves as Chair, Mr. McEachern and Dr. Codding.  Mr. Adams served on our Compensation Committee until May 2016.  None of the members of the Compensation Committee was an officer or employee of the Company at any time during 2015.  None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has or had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 401(b) of Regulation S-K and, based on such review and discussions, has recommended to our Board that the foregoing “Compensation Discussion and Analysis” be included in this Proxy Statement.

Respectfully submitted, Edward L. Kane, Chair Judy Codding Douglas McEachern

Executive Compensation

This section discusses the material components of the compensation program for our executive officers named in the Summary Compensation Table below.  In 2016, our named executive officers and their positions were as follows:

•

Ellen M. Cotter, Chairperson of the Board, President and Chief Executive Officer, interim President and Chief Executive Officer, Chief Operating Officer – Domestic Cinemas and Chief Executive Officer of Consolidated Entertainment, LLC

•	Dev Ghose, EVP, Chief Financial Officer and Treasurer
•	Andrzej J. Matyczynski, EVP-Global Operations
•	Margaret Cotter, EVP, Real Estate Management and Development-NYC; and
•	Robert F. Smerling, President – Domestic Cinema Operations.

Summary Compensation Table

The following table shows the compensation paid or accrued during the last three fiscal years ended December 31, 2016 to (i) Ellen M. Cotter, who served as our interim principal executive officer from June 12, 2015 through January 8, 2016 and who since that date has served as our principal executive officer, (ii) Mr. Dev Ghose, who served as our Chief Financial Officer starting May 11, 2015, and (iii) the other three most highly compensated persons who served as executive officers in 2016.

The following executives are herein referred to as our “named executive officers”:

	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earning ($)		Other Compensation ($)		Total ($)
Ellen M. Cotter (3)	2016	450,000	–	150,000	150,000	363,375	–		25,550	(4)	1,138,925
President and	2015	402,000	250,000	–	–		–		25,465	(4)	677,465
Chief Executive Officer	2014	335,000	–	–	–		–		75,190	(4)(5)	410,190
Devasis Ghose (6)	2016	400,000	–	–	–	170,000	–		27,140	(4)	597,140
EVP, Chief Financial	2015	257,692	75,000	–	382,334		–		15,730	(4)	730,756
Officer, Treasurer and Corporate Secretary	2014	–	–	–	–		–		–		–
Robert F. Smerling	2016	375,000	–	50,000	50,000	72,068	–		23,434	(4)	570,502
President – Domestic	2015	350,000	75,000	–	–		–		22,899	(4)	447,899
Cinema Operations	2014	350,000	65,000	–	–		–		22,421	(4)	437,421
Andrzej J. Matyczynski (7)	2016	336,000	–	37,500	37,500	50,000	21,875	(8)	27,805	(4)	510,680
EVP-Global Operations	2015	324,000	–	–	33,010		150,000	(8)	27,140	(4)	534,150
	2014	308,640	–	–	33,010		150,000	(8)	26,380	(4)	518,030
Margaret Cotter (9)	2016	285,343	–	50,000	50,000	95,000			11,665	(4)	492,008
EVP-Real Estate	2015	10,990	–	–	–	–	–		–		10,990
Management and Development-NYC	2014	4,375	–	–	–	–	–		–		4,375

________________________

(1)

Stock awards granted as a component of the 2016, 2015 and 2014 annual incentive awards are reported in this column as 2016, 2015 and 2014 compensation, respectively, to reflect the applicable service period for such awards, however, these stock grants were approved by the Compensation Committee during the first quarter of the following calendar year.  Amounts represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures.  The assumptions used in the valuation of these awards are discussed in Note 3 to our consolidated financial statements.

(2)

For the year ended December 31, 2016, the Compensation Committee approved the payment of a short-term incentives cash bonus.  For a discussion regarding the 2016 short term incentive, see “Compensation Discussion and Analysis – 2016 Short Term Incentives.”

(3)	Ms. Ellen M. Cotter was appointed our interim President and Chief Executive Officer on June 12, 2015.
(4)

Includes our matching employer contributions under our 401(k) plan, the imputed tax of key person insurance, and any automobile allowances.  Aside from the car allowances only the employer contributions for the 401(k) plan exceeded $10,000, see table below. See the table in the section entitled Employee Benefits and Perquisites for the amount of each individual’s car allowance.

Name	2016	2015	2014
Ellen M. Cotter	$10,600	$10,600	$10,400
Devasis Ghose	10,600	4,000	0
Andrzej J. Matyczynski	10,600	10,600	10,400
Margaret Cotter	10,600	0	0
Robert F. Smerling	0	0	0

(5)	Includes a $50,000 tax gross-up for taxes incurred as a result of the exercise of nonqualified stock options that were intended to be issued as incentive stock options.
(6)	Mr. Ghose became Chief Financial Officer and Treasurer on May 11, 2015, as such; he was paid a prorated amount of his $400,000 salary for 2015.
(7)

Mr. Matyczynski resigned as our Chief Financial Officer and Treasurer on May 11, 2015, and acted as our Strategic Corporate Advisor until March 10, 2016, then took on the role of EVP-Global Operations.

(8)	Represents the increase in the vested benefit of the DCP for Mr. Matyczynski. Payment of the vested benefit under his DCP will be made in accordance with the terms of the DCP.
(9)

Margaret Cotter was retained by the Company as a full time employee commencing March 10, 2016.  As such, she was paid a prorated amount of her $350,000 base salary for 2016. Prior to that time, she provided services as an employee of OBI.  A discussion of that arrangement and the amounts paid to OBI are set forth under the caption Certain Relationships and Related Party Transactions, below.

Grants of Plan-Based Awards

The following table contains information concerning (i) potential payments under the Company’s compensatory arrangements when performance criteria under such arrangements were established by the Compensation Committee in the first quarter of 2016 (actual payouts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table) and (ii) stock awards and options granted to our named executive officers for the year ended December 31, 2016:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Options (#)(2)	Award ($/share)	Awards ($)(3)
Ellen M. Cotter	Short-term Incentive(1)		213,750	427,500	641,250	–	–	–			11.95	300,000
	Stock Options	3/10/2016								59,763
	RSU	3/10/2016							12,552
Devasis Ghose	Short-term Incentive(1)		100,000	200,000	300,000	–	–	–	–	–	–	–
	Stock Options
	RSU
Robert F. Smerling	Short-term Incentive(1)		56,250	112,500	168,750	–	–	–			11.95	100,000
	Stock Options	3/10/2016								19,921
	RSU	3/10/2016							4,184
Andrzej J. Matyczynski	Short-term Incentive(1)		84,000	168,000	252,000	–	–	–			11.95	75,000
	Stock Options	3/10/2016								14,941
	RSU	3/10/2016							3,138
Margaret Cotter	Short-term Incentive(1)		52,500	105,000	157,500	–	–	–			11.95	100,000
	Stock Options	3/10/2016								19,921
	RSU	3/10/2016							4,184

________________________

(1)

Represents the short-term (or annual) incentive for fiscal year 2016.  The award amount is based upon the achievement of certain company financial goals measured by our EBITDA and development metrics, division goals and individual goals, as approved by the Compensation Committee.  For a discussion regarding the 2016 short term incentive, see “Compensation Discussion and Analysis – 2016 Short Term Incentives.”

(2)

Represents stock options granted under our Stock Incentive Plan.  The stock options granted to the Named Executive Officers in 2016 have a 5-year term and vests to 25% of the shares of our common stock underlying the option great per year on the first day of each successive 12- month period commencing one year from the date of the grant.  Options are granted with an exercise price equal to the closing price per share on the date of grant.

(3)	Represents the aggregate ASC 718 value of awards made in 2016.

Nonqualified Deferred Compensation

Name	Executive contributions in 2016 ($)	Registrant contributions in 2016 ($)	Aggregate earnings in 2016 ($)	Aggregate withdrawals/ distributions ($)	Number of years of credited service	Aggregate balance at December 31, 2016 ($)
Andrzej J. Matyczynski (1)	0	21,875	0	0	7	621,875

________________________

(1)	Mr. Matyczynski is the only executive who has a Nonqualified Deferred Compensation.

2010 Equity Incentive Plan

On May 13, 2010, our stockholders approved the 2010 Stock Incentive Plan at the annual meeting of stockholders in accordance with the recommendation of our Board.  The Plan provides for awards of stock options, restricted stock, bonus stock, and stock appreciation rights to eligible employees, Directors, and consultants.  On March 10, 2016 our Board approved a First Amendment to the Plan to permit the award of restricted stock units. On March 2, 2017 and on April 26, 2017, our Board approved a further amendment to the Plan (the Second Amendment to the Plan) to allow net exercises of stock options to be made at the Participant’s election; to incorporate the substance of the resolutions of the Compensation Committee on May 16, 2013 authorizing certain cashless transactions automatic exercise of expiring in the money options; and to broaden the permissible tax withholding by surrender of shares and to change the definition of Fair Market Value for purposes of the calculation of share value for purposes of net exercises and cashless exercises from the closing price to the average of the price of the highest sale price and the lowest sale price on the applicable measured day. The Plan permits issuance of a maximum of 1,250,000 shares of Class A Stock of which, 645,143 has been used to date.  The Plan expires automatically on March 11, 2020.

Equity awards under our Plan are intended by us as a means to attract and retain qualified management, directors and consultants, to bind the interests of eligible recipients more closely to our own interests by offering them opportunities to acquire our common stock and/or cash and to afford eligible recipients stock-based compensation opportunities that are competitive with those afforded by similar businesses. Equity awards may include stock options, restricted stock, restricted stock units, bonus stock, or stock appreciation rights.

If awarded, it is generally our policy to value stock options and restricted stock at the closing price of our common stock as reported on the NASDAQ Stock Market on the date the award is approved or on the date of hire, if the stock is granted as a recruitment incentive.  When stock is granted as bonus compensation for a particular transaction, the award may be based on the market price on a date calculated from the closing date of the relevant transaction.  Awards may also be subject to vesting and limitations on voting or other rights.

Policy on Stock Ownership

At its meeting held March 23, 2017, our Board determined that, as a matter of policy, directors should hold shares of the Company’s common stock having a fair market value equal to not less than three times (3X) their annual cash retainer, that the chief executive officer should hold shares of the Company’s common stock having a fair market value equal to not less than six times (6X) her base salary, and that all other executive officers (as defined in the Compensation Committee Charter) should hold shares of the Company’s common stock having a fair market value equal to not less than one times (1X) their respective base salaries.  In each case, fair market value would be determined by reference to the trading price of such securities on the NASDAQ, as measured at the end of each calendar year.  The Board further determined that for purposes of determining requisite stock ownership, there should be included all shares owned of record or beneficially, all vested and unvested stock options and all vested and unvested restricted stock units held by such individual and that the individuals covered by the policy should have a period of five years in which to achieve such levels of ownership.

Outstanding Equity Awards

The following table sets forth outstanding equity awards held by our named executive officers as of December 31, 2016 under the Plan:

Outstanding Equity Awards at Year Ended December 31, 2016

	Option Awards							Restricted Stock Awards
Name	Class	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: No. of Common Shares Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units that Have Not Vested (1)	Equity Incentive Plan Awards: No. of Unearned Common Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Ellen M.	A	20,000	–		–	5.55	3/6/2018	–		–	–	–
Cotter	A	14,941	44,822	(2)	–	11.95	3/9/2021	–		–	–	–
	A	–	–		–	–	–	9,414	(3)	$ 156,272	–	–
Devasis Ghose	A	17,500	75,000	(4)		13.42	5/10/2020	–		–	–	–
Andrzej J.	A	25,000	–		–	6.02	8/22/2022	–		–	–	–
Matyczynski	A	3,735	11,206	(5)	–	11.95	3/9/2021	–		–	–	–
	A	–	–		–	–	–	2,354	(6)	$ 39,076	–	–
Robert F.	A	43,750	–		–	10.24	5/8/2017	–		–	–	–
Smerling	A	4,980	14,941	(7)	–	11.95	3/9/2021	–		–	–	–
	A	–	–		–	–	–	3,138	(8)	$ 52,091	–	–
Margaret	A	5,000	–		–	6.11	6/20/2018	–		–	–	–
Cotter	A	2,000	–		–	12.34	1/14/2020	–		–	–	–
	A	4,980	14,941	(9)	–	11.95	3/9/2021	–		–	–	–
	A	–	–		–	–	–	3,138	(10)	$ 52,091	–	–

________________________

(1)	Reflects the amount calculated by multiplying the number of unvested restricted shares by the closing price of our Common Stock as of December 31, 2016 or $16.60.
(2)	14,941 options will vest on each of March 10, 2018 and March 10, 2019 and 14,940 will vest on March 10, 2020.
(3)	3,138 units will vest on each of March 10, 2018, March 10, 2019 and March 10, 2020.
(4)	25,000 options will vest on each of May 10, 2017, May 10, 2018 and May 10, 2019.
(5)	3,735 options will vest on each of March 10, 2018 and March 10, 2019, and 3,736 options will vest on March 10, 2020.
(6)	785 units will vest on March 10, 2018, and 784 units will vest on each of March 10, 2019 and March 10, 2020.
(7)	4,980 options will vest on each of March 10, 2018 and March 10, 2019, and 4,981 options will vest on March 10, 2020.
(8)	1,046 units will vest on each of March 10, 2018, March 10, 2019 and March 10, 2020.
(9)	4,980 options will vest on each of March 10, 2018 and March 10, 2019, and 4,981 options will vest on March 10, 2020.
(10)	1,046 units will vest on each of March 10, 2018, March 10, 2019 and March 10, 2020.

Option Exercises and Stock Vested

The following table contains information for our named executive officers concerning the option awards that were exercised and stock awards that vested during the year ended December 31, 2016:

		Option Awards		Stock Awards
Name	Class	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Ellen M. Cotter	–	–	–	–	–
Devasis Ghose	A	7,500	102,900	–	–
Andrzej J. Matyczynski	–	–	–	–	–
Robert F. Smerling	–	–	–	–	–
Margaret Cotter	–	–	–	–	–

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2016, a summary of certain information related to our equity incentive plans under which our equity securities are authorized for issuance:

Equity compensation plans approved by security holders (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Stock Options	535,077	(2)	$ 9.84
Restricted Stock Units	68,153	(2)	11.96
Total	603,230			604,857

________________________

(1)	These plans are the Company’s 1999 Stock Option Plan and 2010 Stock Incentive Plan.
(2)	Represents outstanding stock awards only.

Potential Payments upon Termination of Employment or Change in Control

The following paragraphs provide information regarding potential payments to each of our named executive officers in connection with certain termination events, including a termination related to a change of control of the Company, as of December 31, 2016:

Mr. Dev Ghose – Termination without Cause.  Under his employment agreement, we may terminate Mr. Ghose’s employment with or without cause (as defined) at any time.  If we terminate his employment without cause or fail to renew his employment agreement upon expiration without cause, Mr. Ghose will be entitled to receive severance in an amount equal to the salary and benefits he was receiving for a period of 12 months following such termination or non-renewal.  If the termination is in connection with a “change of control” (as defined), Mr. Ghose would be entitled to severance in an amount equal to the compensation he would have received for a period two years from such termination.

Mr. Andrzej J. Matyczynski – Deferred Compensation Benefits.  During 2012, Mr. Matyczynski was granted an unfunded, nonqualified DCP that was partially vested and was to vest further so long as he remained in our continuous employ.  If Mr. Matyczynski were to be terminated for cause, then the total vested amount would be reduced to zero.  The incremental amount vested each year was made subject to review and approval by our Board.  Please see the “Nonqualified Deferred Compensation” table for additional information.

Upon the termination of Mr. Matyczynski’s employment, he will be entitled under the DCP agreement to payment of the vested benefits under his DCP in annual installments following the later of (a) 30 days following Mr. Matyczynski’s 65th birthday or (b) six months after his separation from service for reasons other than his death or termination for cause.  The DCP was to vest over 7 years and with full vesting to occur in 2019 at $1,000,000 in deferred compensation.  However, in connection with his employment as EVP Global Operations, the Company and Mr. Matyczynski agreed that the Company would cease making contributions to the DCP on April 15, 2016 and that the final contributions by the Company to the DCP would be $150,000 for 2015 and $21,875 for 2016, satisfying the Company’s obligations under the DCP.  Mr. Matyczynski’s agreement contains nonsolicitation provisions that extend for one year after his retirement.

Under Mr. Matyczynski’s agreement, on his retirement date and provided there has not been a termination for cause, Mr. Matyczynski will be entitled to a lump sum severance payment in an amount equal to $50,000, less certain offsets.

Robert F. Smerling – Retirement Benefit.  In March 2016, the Compensation Committee approved a one-time retirement benefit for Robert Smerling, President, Cinema Operations, due to his significant long-term service to the Company.  The retirement benefit is  a single year payment based on the average of the two highest total cash compensation (base salary plus cash bonus) years paid to Mr. Smerling in the then most recently completed five-year period.

Option and RSU Grants.  All long-term incentive awards are subject to other terms and conditions set forth in the 2010 Plan and award grant.  In addition, beginning in 2017, individual grants include certain accelerated vesting provisions.  In the case of employees, the accelerated vesting will be triggered upon (i) the award recipient’s death or disability, (ii)  certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or resignation for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have been substituted.  Options granted prior to that date typically provide for acceleration upon a “Corporate Transaction” defined to mean (i) a sale, lease or other disposition of all or substantially all of the capital stock or assets of our Company, (ii) a merger or consolidation of our Company, or (iii) a reverse merger in which our Company is the surviving corporation but the shares or Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.   If not so provided for in the applicable grant, then the acquiring entity has the right to substitute similar grants and if no such grants are substituted, then the outstanding then the applicable stock award terminates if not exercised on or prior to the date of such Corporate Transaction.  RSU’s granted prior to that date did not provide for acceleration upon a change of control

Except as described above, no other named executive officers currently have employment agreements or other arrangements providing benefits upon termination or a change of control.  The table below shows the maximum benefits that would be payable to each person listed above in the event of such person’s termination without cause or termination in connection with a change in control, if such events occurred on December 31, 2016, assuming the transaction took place on December 31, 2016 at price equal to the closing price of the Class A stock, which was of $16.60.

	Payable on upon Termination without Cause ($)				Payable on upon Termination in Connection with a Change in Control ($)			Payable upon Retirement ($)
	Severance Payments	Value of Vested Stock Awards	Value of Vested Option Awards(1)	Value of Health Benefits	Severance Payments	Value of Vested Stock Awards	Value of Vested Stock Options (1)	Benefits Payable under Retirement Plans or the DCP
Ellen M. Cotter	–	–	290,476	–	–	–	498,898	–
Devasis Ghose	400,000	–	55,650	23,040	800,000	–	294,150	–
Andrzej J. Matyczynski	–	–	281,868	–	–	–	333,976	621,875	(2)
Margaret Cotter	–	–	84,127	–	–	–	153,603	–
Robert F. Smerling	–	–	301,407	–	–	–	307,883	459,200	(3)

________________________

(1)

Reflects the amount calculated by multiplying the number of unvested restricted shares by the closing price of our Common Stock as of December 30, 2016 or $16.60. In the event of a change in control all unvested options vest the day before the change in control. In the event of death or disability, all restricted stock awards vest.

(2)

Represents vested benefit under his DCP and the payment will be made in accordance with the terms of the DCP. For a discussion regarding the Mr. Matyczynski’s DCP, see “Compensation Discussion and Analysis – Other Elements of Compensation – Other Retirement Plans.”

(3)

Mr. Smerling’s one-time retirement benefit is a single year payment based on the average of the two highest total cash compensation (bash salary plus cash bonus) years paid to Mr. Smerling in the most recently completed five-year period.  The figure quoted in the table represents the average of total compensation paid for years 2016 and 2015.

Employment Agreements

As of December 31, 2016, our named executive officers had the following employment agreements in place.

Dev Ghose.  On April 20, 2015, we entered into an employment agreement with Mr. Dev Ghose, pursuant to which he agreed to serve as our Chief Financial Officer for a one-year term, renewable annually, commencing on May 11, 2015.  The employment agreement provides that Mr. Ghose is to receive an annual base salary of $400,000, with an annual target bonus of $200,000, and employee benefits in line with those received by our other senior executives.  Mr. Ghose was also granted stock options to purchase 100,000 shares of Class A Stock at an exercise price equal to the closing price of our Class A Stock on the date of grant and which will vest in equal annual increments over a four-year period, subject to his remaining in our continuous employ through each annual vesting date.

Under his employment agreement, we may terminate Mr. Ghose’s employment with or without cause (as defined) at any time.  If we terminate his employment without cause or fail to renew his employment agreement upon expiration without cause, Mr. Ghose will be entitled to receive severance in an amount equal to the salary and benefits he was receiving for a period of 12 months following such termination or non-renewal. If the termination is in connection with a “change of control” (as defined), Mr. Ghose would be entitled to severance in an amount equal to the compensation he would have received for a period two years from such termination.

Andrzej J. Matyczynski.  Mr. Matyczynski, our former Chief Financial Officer, Treasurer and Corporate Secretary, has a written agreement with our Company that provides for a lump-sum severance payment of $50,000, provided there has been no termination for cause and subject to certain offsets, and to the payment of his vested benefit under his deferred compensation plan discussed below in the section entitled “Other Elements of Compensation.”  Mr. Matyczynski resigned as our Corporate Secretary on October 20, 2014 and as our Chief Financial Officer and Treasurer effective May 11, 2015, but continued as an employee in order to assist in the transition of our new Chief Financial Officer.  He was appointed EVP-Global Operations in March 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The members of our Audit Committee are Douglas McEachern, who serves as Chair, Edward Kane and Michael Wrotniak.  Management presents all potential related party transactions to the Audit Committee for review.  Our Audit Committee reviews whether a given related party transaction is beneficial to our Company, and approves or bars the transaction after a thorough analysis.  Only Committee members disinterested in the transaction in question participate in the determination of whether the transaction may proceed.  See the discussion entitled “Review, Approval or Ratification of Transactions with Related Persons” for additional information regarding the review process.

Sutton Hill Capital

In 2001, we entered into a transaction with Sutton Hill Capital, LLC (“SHC”) regarding the master leasing, with an option to purchase, of certain cinemas located in Manhattan including our Village East and Cinemas 1, 2, 3 theaters.  In connection with that transaction, we also agreed (i) to lend certain amounts to SHC, to provide liquidity in its investment, pending our determination whether or not to exercise our option to purchase and (ii) to manage the 86th Street Cinema on a fee basis.  SHC is a limited liability company owned in equal shares by the Cotter Estate or the Cotter Trust and a third party.

As previously reported, over the years, two of the cinemas subject to the master leasing agreement have been redeveloped and one (the Cinemas 1, 2, 3 discussed below) has been acquired.  The Village East is the only cinema that remains subject to this master lease.  We paid an annual rent of $590,000 for this cinema to SHC in each of 2016, 2015, and 2014.  During this same period, we received management fees from the 86th Street Cinema of $150,000, $151,000, $123,000, respectively.

In 2005, we acquired (i) from a third party the fee interest underlying the Cinemas 1, 2, 3 and (ii) from SHC its interest in the ground lease estate underlying and the improvements constituting the Cinemas 1, 2, 3.  The ground lease estate and the improvements acquired from SHC were originally a part of the master lease transaction, discussed above.  In connection with that transaction, we granted to SHC an option to acquire at cost a 25% interest in the special purpose entity (Sutton Hill Properties, LLC (“SHP”) formed to acquire these fee, leasehold and improvements interests.  On June 28, 2007, SHC exercised this option, paying $3.0 million and assuming a proportionate share of SHP’s liabilities.  At the time of the option exercise and the closing of the acquisition of the 25% interest, SHP had debt of $26.9 million, including a $2.9 million, non-interest bearing intercompany loan from the Company.  As of December 31, 2015, SHP had debt of $19.4 million (again, including the intercompany loan).  Since the acquisition by SHC of its 25% interest, SHP has covered its operating costs and debt service through cash flow from the Cinemas 1, 2, 3, (ii) borrowings from third parties, and (iii) pro-rata contributions from the members.  We receive an annual management fee equal to 5% of SHP’s gross income for managing the cinema and the property, amounting to $177,000, $153,000 and $118,000 in 2015, 2014 and 2013 respectively.  This management fee was modified in 2015, as discussed below, retroactive to December 1, 2014.

On June 29, 2010, we agreed to extend our existing lease from SHC of the Village East Cinema by 10 years, with a new termination date of June 30, 2020.  This amendment was reviewed and approved by our Audit Committee.  The Village East lease includes a sub-lease of the ground underlying the cinema that is subject to a longer-term ground lease between SHC and an unrelated third party that expires in June 2031 (the “cinema ground lease”).  The extended lease provides for a call option pursuant to which Reading may purchase the cinema ground lease for $5.9 million at the end of the lease term.  Additionally, the lease has a put option pursuant to which SHC may require Reading to purchase all or a portion of SHC’s interest in the existing cinema lease and the cinema ground lease at any time between July 1, 2013 and December 4, 2019.  SHC’s put option may be exercised on one or more occasions in increments of not less than $100,000 each.  We recorded the Village East Cinema building as a property asset of $4.7 million on our balance sheet based on the cost carry-over basis from an entity under common control with a corresponding capital lease liability of $5.9 million presented under other liabilities (see our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Item 8. Financial Statements and Supplementary Date, Notes to Consolidated Financial Statements, Note 11 – Pension and Other Liabilities, a copy of which accompanies this Proxy Statement).

In February 2015, SHP and we entered into an amendment to the management agreement dated as of June 27, 2007 between SHP and us.  The amendment, which was retroactive to December 1, 2014, memorialized our undertaking to SHP with respect to $750,000 (the “Renovation Funding Amount”) of renovations to Cinemas 1, 2, 3 funded or to be funded by us.  In consideration of our funding of the renovations, our annual management fee under the management agreement was increased commencing January 1, 2015 by an amount equivalent to 100% of any incremental positive cash flow of Cinemas 1, 2, 3 over the average annual positive cash flow of the Cinemas 1, 2, 3  over the three-year period ended December 31, 2014 (not to exceed a cumulative aggregate amount equal to the Renovation Funding Amount), plus a 15% annual cash-on-cash return on the balance outstanding from time to time of the Renovation Funding Amount, payable at the time of the payment of the annual management fee (the “Improvements Fee”). Under the amended management agreement, we are entitled to retain ownership of (and any right to depreciate) any furniture, fixtures and equipment purchased by us in connection with such renovation and have the right (but not the obligation) to remove all such furniture, fixtures and equipment (at our own cost and expense) from the Cinemas upon the termination of the management agreement.  The amendment also provides that, during the term of the management agreement, SHP will be responsible for the cost of repair and maintenance of the renovations.  In 2016 and 2015, we received no Improvements Fee.  This amendment was approved by SHC and by our Audit Committee.

On August 31, 2016, SHP secured a new three-year mortgage loan ($20.0 million) with Valley National Bank, the proceeds of which were used to repay the mortgage on the property with the Bank of Santander ($15.0 million), to repay our Company for its $2.9 million loan to SHP), and for working capital purposes.

OBI Management Agreement

Pursuant to a Theater Management Agreement (the “Management Agreement”), our live theater operations were, until this year, managed by Off-Broadway Investments, LLC (“OBI Management”), which is wholly owned by Ms. Margaret Cotter who is the daughter of the late Mr. James J. Cotter, Sr., the sister of Ellen Cotter and James Cotter, Jr., and a member of our Board of Directors. That Management Agreement was terminated effective March 10, 2016 in connection with the retention by our Company of Margaret Cotter as a full time employee.

The Theater Management Agreement generally provided for the payment of a combination of fixed and incentive fees for the management of our four live theaters.  Historically, these fees have equated to approximately 21% of the net cash flow generated by these properties. The fees to be paid to OBI for 2016, 2015 and 2014 were $79,000, $589,000 and $397,000, respectively.  We also reimbursed OBI for certain travel expenses, shared the cost of an administrative assistant and provided office space at our New York offices.  The increase in the payment to OBI for 2015 was attributable to work done by Margaret Cotter, working through OBI, with respect to the development of our Union Square and Cinemas 1, 2, 3 properties.

OBI Management historically conducted its operations from our office facilities on a rent-free basis, and we shared the cost of one administrative employee of OBI Management. We reimbursed travel related expenses for OBI Management personnel with respect to travel between New York City and Chicago in connection with the management of the Royal George complex. Other than these expenses, OBI Management was responsible for all of its costs and expenses related to the performance of its management functions.  The Management Agreement renewed automatically each year unless either party gives at least six months’ prior notice of its determination to allow the Management Agreement to expire.  In addition, we could terminate the Management Agreement at any time for cause.

Effective March 10, 2016, Margaret Cotter became a full time employee of the Company and the Management Agreement was terminated.  As Executive Vice-President Real Estate Management and Development - NYC, Ms. Cotter continues to be responsible for the management of our live theater assets, continues her role heading up the pre-redevelopment of our New York properties and is our senior executive responsible for the redevelopment of our New York properties.  Pursuant to the termination agreement, Ms. Cotter gave up any right she might otherwise have, through OBI, to income from STOMP.

Ms. Cotter's compensation as Executive Vice-President was recommended by the Compensation Committee as part of an extensive review of our Company’s overall executive compensation and approved by the Board.  For 2016, Ms. Cotter's base salary was $350,000 ($285,343 being paid in 2016, reflecting her March 10, 2016 start date), and bonus was $95,000, she was granted a long term incentive of a stock option for 19,921 shares of Class A common stock and 4,184 restricted stock units under the Company's 2010 Stock Incentive Plan, as amended, which long term incentives vest over a four-year period.

Live Theater Play Investment

From time to time, our officers and Directors may invest in plays that lease our live theaters.  The play STOMP has been playing in our Orpheum Theatre since prior to the time we acquired the theater in 2001.  The Cotter Estate or the Cotter Trust and Mr. Michael Forman own an approximately 5% interest in that play, an interest that they have held since prior to our acquisition of the theater.  Refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Item 3 – Legal Proceedings,  a copy of which accompanies this Proxy Statement, for more information about the show STOMP.

Shadow View Land and Farming, LLC

Director Guy Adams performed consulting services for James J. Cotter, Sr., with respect to certain holdings that are now controlled by the Cotter Estate and/or the Cotter Trust (collectively the “Cotter Interests”). These holdings include a 50% non-controlling membership interest in Shadow View Land and Farming, LLC (the “Shadow View Investment” and “Shadow View” respectively), certain agricultural interests in Northern California (the “Cotter Farms”) and certain land interests in Texas (the “Texas Properties”).  In addition, Mr. Adams is the CFO of certain captive insurance entities, owned by trusts for the benefit of Ellen M. Cotter, James J. Cotter, Jr. and Margaret Cotter (the “captive insurance entities”).

Shadow View is a consolidated subsidiary of the Company.  The Company has from time to time made capital contributions to Shadow View.  The Company has also, from time to time, as the managing member, funded on an interim basis certain costs incurred by Shadow View, ultimately billing such costs through to the two members.  The Company has never paid any remuneration to Shadow View.  Mr. Adams’ consulting fees with respect to the Shadow View Interest were to have been measured by the profit, if any, derived by the Cotter Interests from the Shadow View Investment.  He has no beneficial interest in Shadow View or the Shadow View Investment.  His consulting fees with respect to Shadow View were equal to 5% of the profit, if any, derived by the Cotter Interests from the Shadow View Investment after recoupment of its investment plus a return of 100%.  To date, no profits have been generated by Shadow View and Mr. Adams has never received any compensation with respect to these consulting services.  His consulting fee would have been calculated only after the Cotter Interests had received back their costs and expenses and two times their investment in Shadow View.  Mr. Adams’ consulting fees would have been 2.5% of the then-profit, if any, recognized by Shadow View, considered as a whole.

The Company and its subsidiaries (i) do not have any interest in, (ii) have never conducted any business with, and (iii) have not made any payments to, the Cotter Family Farms, the Texas Properties and/or the captive insurance entities.

Director Independence

Our Company common stock is traded on NASDAQ, and we comply with applicable listing rules of the NASDAQ Stock Market (the “NASDAQ Listing Rules”). In determining who is an “independent director”, we follow the definition in section 5605(a)(2) of the NASDAQ Listing Rules.

Under such rules, we consider the following directors to be independent: Guy Adams, Dr. Judy Codding, William Gould, Edward Kane, Douglas McEachern and Michael Wrotniak.

We are not aware of any applicable transactions, relationships or arrangements not disclosed above that were considered by our Board of Directors under the applicable independence definitions in determining that any of our directors is independent.

Because we are a “controlled company” under NASDAQ rules, we are not required to and do not maintain a standing Nominating Committee.   Our Board, consisting of a majority of Independent Directors, approved the Board nominees for our 2017 Annual Meeting.

Under the independent director definition under section 5605(a)(2) of the NASDAQ Listing Rules, we do not currently consider the following directors to be independent:  Ellen Cotter, Margaret Cotter and James Cotter, Jr.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee has adopted a written charter, which includes responsibility for approval of “Related Party Transactions.”  Under its charter, the Audit Committee performs the functions of the “Conflicts Committee” of the Board and is delegated responsibility and authority by the Board to review, consider and negotiate, and to approve or disapprove on behalf of the Company the terms and conditions of any and all Related Party Transactions (defined below) with the same effect as though such actions had been taken by the full Board.  Any such matter requires no further action by the Board in order to be binding upon the Company, except in the case of matters that, under applicable Nevada law, cannot be delegated to a committee of the Board and must be determined by the full Board.  In those cases where the authority of the Board cannot be delegated, the Audit Committee nevertheless provides its recommendation to the full Board.

As used in the Audit Committee’s Charter, the term “Related Party Transaction” means any transaction or arrangement between the Company on one hand, and on the other hand (i) any one or more directors, executive officers or stockholders holding more than 10% of the voting power of the Company (or any spouse, parent, sibling or heir of any such individual), or (ii) any one or more entities under common control with any one of such persons, or (iii) any entity in which one or more such persons holds more than a 10% interest.  Related Party Transactions do not include matters related to employment or employee compensation related issues.

The charter provides that the Audit Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions.  In doing so, the Audit Committee takes into account, among other factors it deems appropriate:

•	the approximate dollar value of the amount involved in the transaction and whether the transaction is material to us;
•	whether the terms are fair to us, have resulted from arm’s length negotiations and are on terms at least as favorable as would apply if the transaction did not involve a Related Person;
•	the purpose of, and the potential benefits to us of, the transaction;
•	whether the transaction was undertaken in our ordinary course of business;
•

the Related Person’s interest in the transaction, including the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss;

•	required public disclosure, if any; and
•

any other information regarding the transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Summary of Principal Accounting Fees for Professional Services Rendered

Our independent public accountants, Grant Thornton LLP, have audited our financial statements for the fiscal year ended December 31, 2016, and are expected to have a representative present at the Annual Meeting, who will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees for professional services for the audit of our financial statements, audit of internal controls related to the Sarbanes-Oxley Act, and the reviews of the financial statements included in our Form 10-K and Form 10-Q provided by Grant Thornton LLP for 2016 was approximately $776,500.

Audit-Related Fees

Grant Thornton LLP did not provide us any audit related services for 2016.

Tax Fees

Grant Thornton LLP did not provide us any products or any services for tax compliance, tax advice, or tax planning for 2016.

All Other Fees

Grant Thornton LLP did not provide us any services for 2016, other than as set forth above.

Pre-Approval Policies and Procedures

Our Audit Committee must pre-approve, to the extent required by applicable law, all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services.  Non-audit services are considered de minimis if (i) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly submitted to our Audit Committee for approval prior to the completion of the audit by our Audit Committee or any of its members who has authority to give such approval.  Our Audit Committee pre-approved all services provided to us by Grant Thornton LLP for 2016 and 2015.

STOCKHOLDER COMMUNICATIONS

Annual Report

A copy of our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2016 is being provided with this Proxy Statement.

Stockholder Communications with Directors

It is the policy of our Board that any communications sent to the attention of any one or more of our Directors in care of our executive offices will be promptly forwarded to such Directors.  Such communications will not be opened or reviewed by any of our officers or employees, or by any other Director, unless they are requested to do so by the addressee of any such communication.  Likewise, the content of any telephone messages left for any one or more of our Directors (including call-back number, if any) will be promptly forwarded to that Director.

Stockholder Proposals and Director Nominations

Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our Proxy Statement for our 2018 Annual Meeting of Stockholders, must deliver such proposal in writing to the Annual Meeting Secretary at the address of our Company’s principal executive offices at 5995 Sepulveda Boulevard, Suite 300, Culver City, CA 90230.  Unless we change the date of our 2018 annual meeting by more than 30 days from the anniversary of the prior year’s meeting, such written proposal must be delivered to us no later than June 22, 2018 to be considered timely.  If our 2018 Annual Meeting is not held within 30 days of the anniversary of our 2017 Annual Meeting, to be considered timely, stockholder proposals must be received no later than ten days after the earlier of (a) the date on which notice of the 2018 Annual Meeting is mailed, or (b) the date on which the Company publicly discloses the date of the 2018 Annual Meeting, including disclosure in an SEC filing or through a press release.  If we do not receive notice of a stockholder proposal, the proxies that we hold may confer discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in our Proxy Statement for that meeting.

Our Boards will consider written nominations for Directors from stockholders.  To be considered by our Board, nominations for the election of Directors made by our stockholders must be made by written notice delivered to our Secretary at our principal executive offices not less than 120 days prior to the first anniversary of the date that this Proxy Statement is first sent to stockholders.  Such written notice must set forth the name, age, address, and principal occupation or employment of such nominee, the number of shares of our Company’s common stock that is beneficially owned by such nominee and such other information required by the proxy rules of the SEC with respect to a nominee of the Board.

We currently anticipate that our 2018 Annual Meeting will be held in June of next year.  Accordingly, stockholders wishing to make nominations should anticipate making such nominations by the end of January 2018.

Under our governing documents and applicable Nevada law, our stockholders may also directly nominate candidates from the floor at any meeting of our stockholders held at which Directors are to be elected.

OTHER MATTERS

We do not know of any other matters to be presented for consideration other than the proposals described above, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

As permitted by the Securities Exchange Act of 1934, only one copy of the proxy materials are being delivered to our stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy materials.

We will promptly deliver without charge, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed.  Requests for additional copies should be directed to our Corporate Secretary by telephone at (213) 235-2240 or by mail to Corporate Secretary, Reading International, Inc., 5995 Sepulveda Boulevard, Suite 300, Culver City, CA 90230.

Stockholders residing at the same address and currently receiving only one copy of the proxy materials may contact the Corporate Secretary as described above to request multiple copies of the proxy materials in the future.

October 13, 2017
By Order of the Board of Directors, Ellen M. Cotter Chair of the Board October 13, 2017

PROXY VOTING INSTRUCTIONS   YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.   We encourage you to take advantage of Internet or telephone voting.   Both are available 24 hours a day, 7 days a week.   Internet and telephone voting is available through 11:59 p.m., PT, on November 6, 2017.      VOTE BY INTERNET WWW.FCRVOTE.COM/RDI   Use the Internet to transmit your voting instructions and for electronic delivery of   information up until 11:59 p.m., PT, on November 6, 2017. Have your proxy card   in hand when you access the web site and follow the instructions to obtain your   records and to create an electronic voting instruction form.   OR   VOTE BY TELEPHONE 1-866-859-2524   Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.,   PT, on November 6, 2017. Have your proxy card in hand when you call and then   follow the instructions.   OR   VOTE BY MAIL   Mark, sign and date your proxy card and return it in the postage-paid envelope   we have provided to: First Coast Results, Inc., P.O. Box 3672, Ponte Vedra   Beach, FL 32004-9911.   If you vote your proxy by Internet or by telephone, you do NOT need to mail back   your proxy card. Your Internet or telephone vote authorizes the named   proxies to vote your shares in the same manner as if you marked, signed   and returned your proxy card.   CONTROL NUMBER

  If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.   READING INTERNATIONAL, INC. ANNUAL MEETING PROXY CARD   Proposal 1. Election of BOARD OF DIRECTORS   The Board of Directors recommends a vote FOR all nominees listed.   (01) Ellen M. Cotter (02) Guy W. Adams (03) Judy Codding (04) Margaret Cotter   (05) William D. Gould (06) Edward L. Kane (07) Douglas J. McEachern (08) Michael Wrotniak   FOR ALL WITHHOLD ALL FOR ALL EXCEPT    To withhold your vote for any individual nominee(s), mark “For All Except” box and write the number(s) of the nominees(s) you want to withhold your vote for on the line below.   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2:   Proposal 2. Advisory Vote on Executive Officer Compensation - To approve, on a non-binding, advisory basis, the   executive compensation of our named executive officers FOR AGAINST ABSTAIN   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "ONE YEAR" ON PROPOSAL 3:   Proposal 3. Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation - To recommend, by   non-binding, advisory vote, the frequency of votes on executive compensation 1 Year 2 Years 3 Years Abstain   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ON PROPOSAL 4:   Proposal 4. Approval of Amendment to Company's 2010 Stock Incentive Plan - To approve an amendment to   increase the number of shares of common stock issuable under our 2010 Stock Incentive Plan from 302,540   shares back up to its original reserve of 1,250,000 shares FOR AGAINST ABSTAIN   Proposal 5. Other Business - To transact such other business as may properly come before the Annual Meeting   and any adjournment or postponement thereof.    Signature     Signature (Capacity)      Date   NOTE: Please sign exactly as your name appears hereon. Joint owners should each   sign. When signing as attorney, executor, administrator, trustee or guardian, please   give full title as such. If stockholder is a corporation, please sign full corporate name   by authorized officers, giving full title as such. If a partnership, please sign in   partnership name by authorized person, giving full title as such.

  SIGN, DATE AND MAIL YOUR PROXY TODAY,   UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.   IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN   THIS PROXY PROMPTLY. YOUR VOTE, WHETHER BY INTERNET, TELEPHONE OR MAIL, MUST BE   RECEIVED NO LATER THAN 11:59 P.M. PACIFIC TIME, NOVEMBER 6, 2017,   TO BE INCLUDED IN THE VOTING RESULTS. ALL VALID PROXIES RECEIVED PRIOR TO 11:59 P.M.   PACIFIC TIME, NOVEMBER 6, 2017  WILL BE VOTED.   SEE REVERSE SIDE

  If submitting a proxy by mail, please sign and date the card on reverse and fold and detach card at perforation before mailing.   ANNUAL MEETING OF STOCKHOLDERS   November 7, 2017, 11:00 a.m.   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS   The undersigned hereby appoints S. Craig Tompkins and William D. Gould, and each of them, the attorneys, agents, and proxies of the   undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of   Stockholders of Reading International, Inc. to be held at the Courtyard by Marriott Los Angeles Westside, located at 6333 Bristol Parkway,   Culver City, California 90230 on Thursday, November 7, 2017 at 11:00 a.m., local time, and at and with respect to any and all adjournments   or postponements thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be   entitled to vote.   The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or   cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual   Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.   THE PROXY, WHEN PROPERLY EXECUTED AND RETURNED PRIOR TO THE ANNUAL MEETING, WILL BE VOTED AS DIRECTED.   IF NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" PROPOSAL 1, 2 AND 4, AND "ONE YEAR" ON PROPOSAL 3 AND IN THE   PROXY HOLDERS' DISCRETION AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR   ANY POSTPONEMENT OR ADJOURNMENT THEREOF.   SEE REVERSE SIDE